Exhibit 10.1

SIXTH AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

of

GALAXY DIGITAL HOLDINGS LP

Dated as of [●]

THE LIMITED PARTNERSHIP UNITS (THE “UNITS”) OF GALAXY DIGITAL HOLDINGS LP (THE “PARTNERSHIP”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY U.S. STATE OR THE APPLICABLE SECURITIES LAWS OF CANADA OR ANY OTHER JURISDICTION. THE UNITS MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS OR COMPLIANCE WITH THE REQUIREMENTS OF AN EXEMPTION FROM REGISTRATION, AND THEN ONLY IN COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. ANY PURPORTED TRANSFER OF ANY UNITS OR OTHER TRANSACTION IN VIOLATION OF THE PREVIOUS SENTENCE IS NULL AND VOID AB INITIO.

THE PARTNERSHIP IS REQUIRED BY THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT TO REFUSE TO REGISTER ANY TRANSFER OF THE UNITS NOT MADE PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS OR IN COMPLIANCE WITH THE REQUIREMENTS OF AN EXEMPTION FROM REGISTRATION. IN ADDITION, ANY HEDGING TRANSACTIONS INVOLVING THE UNITS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS.

TABLE OF CONTENTS

i

ii

Article 12 Dissolution and Termination
Section 12.01.	Dissolution	48
Section 12.02.	Winding Up of the Partnership	49
Section 12.03.	Termination	50
Section 12.04.	Survival	50
Article 13 Miscellaneous
Section 13.01.	Expenses	50
Section 13.02.	Further Assurances	51
Section 13.03.	Notices	51
Section 13.04.	Binding Effect; Benefit; Assignment	51
Section 13.05.	Jurisdiction	51
Section 13.06.	WAIVER OF JURY TRIAL	52
Section 13.07.	Counterparts	52
Section 13.08.	Entire Agreement	52
Section 13.09.	Severability	53
Section 13.10.	Amendment	53
Section 13.11.	Confidentiality	54
Section 13.12.	Non-Disparagement	55
Section 13.13.	Governing Law	65
Article 14 Representations of Partners
Section 14.01.	Representations of Partners	56

SCHEDULES

Schedule A	Partner Schedule

EXHIBITS

Exhibit A	Form of Redemption Notice

iii

SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of GALAXY DIGITAL HOLDINGS LP, a Delaware limited partnership (the “Partnership”), dated as of [●], is adopted and executed and agreed to by and among the Partnership, Galaxy Digital Inc., a Delaware corporation (formerly known as Galaxy Digital Pubco Inc.) (“Pubco”), Galaxy Digital Holdings Inc., a Delaware corporation (the “GP Entity”), and the other Persons listed on the signature pages hereto.

W I T N E S S E T H:

WHEREAS, the Partnership has been heretofore formed and registered as an exempted limited partnership under the laws of the Cayman Islands pursuant to a statement filed with the Registrar of Companies of the Cayman Islands on May 10, 2018;

WHEREAS, Galaxy Digital Holdings GP LLC, Galaxy Digital Holdings Ltd., GDH Intermediate LLC and certain other Persons party thereto have heretofore entered into, and the Partnership has heretofore been subject to, the Fourth Amended and Restated Limited Partnership Agreement of the Partnership, dated as of June 23, 2020 (the “Prior LPA”);

WHEREAS, on [●] (the “Domestication Date”), the Partnership domesticated as a Delaware limited partnership and, in connection with such domestication, the Prior LPA was amended and restated in its entirety to provide as set forth in the Fifth Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the Domestication Date (the “Interim LPA”);

WHEREAS, the Persons that are listed on Schedule A hereto (including any such Persons that may have executed the signature pages hereto) represent all of the holders of limited partnership interests in the Partnership as of the date hereof (the “Partners”); and

WHEREAS, the parties hereto have agreed to enter into this Agreement to amend and restate the Interim LPA, effective as of the Effective Time, in its entirety as set forth herein and, for the avoidance of doubt, following the execution hereof, this Agreement shall replace and supersede the Prior LPA and the Interim LPA.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the Interim LPA is hereby amended and restated, effective as of the Effective Time, in its entirety as follows:

Article 1
Definitions and Usage

Section 1.01.      Definitions.

(a)            The following terms shall have the following meanings for the purposes of this Agreement:

“Additional Partner” means any Person admitted as a Partner of the Partnership pursuant to Section 3.02 in connection with the new issuance of Units to such Person.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)            Credit to such Capital Account any amounts that such Partner is deemed to be obligated to restore pursuant to the penultimate sentence in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)            Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no Partner nor any Affiliate of any Partner shall be deemed to be an Affiliate of any other Partner or any of its Affiliates solely by virtue of such Partners’ Units.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Business” means the business conducted by the Partnership, Pubco, the General Partner and their respective controlled Affiliates as of the time of determination.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Capital Account” means the capital account established and maintained for each Partner pursuant to Section 5.02.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Carrying Value of any Property (other than money) contributed to the Partnership.

“Carrying Value” means with respect to any Property (other than money), such Property’s adjusted basis for federal income tax purposes, except as follows:

(i)            The initial Carrying Value of any such Property contributed by a Partner to the Partnership shall be the gross fair market value of such Property, as reasonably determined by the General Partner;

(ii)            The Carrying Values of all such Properties shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as reasonably determined by the General Partner, at the time of any Revaluation pursuant to Section 5.02(c);

(iii)            The Carrying Value of any item of such Properties distributed to any Partner shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution as reasonably determined by the General Partner; and

(iv)            The Carrying Values of such Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss” or Section 5.04(b)(vi); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Carrying Value of such Property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.

“Class A Common Stock” means Class A common stock, $0.001 par value per share, of Pubco.

“Class B Common Stock” means Class B common stock, $0.001 par value per share, of Pubco.

“Code” means the Internal Revenue Code of 1986.

“Control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” means (i) each Partner or an Affiliate thereof, in each case, in such capacity, (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee of a Partner or an Affiliate thereof, in all cases, in such capacity, and (iii) each officer, director, shareholder (other than any public shareholder of Pubco that is not a Partner), member, partner, employee, representative, agent or trustee of the GP Entity, Pubco, the Partnership or an Affiliate controlled by any of the foregoing, in all cases, in such capacity.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, Title 6, Delaware Code, §§ 17-101, et seq.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Effective Time” means the time of execution hereof.

“Effective Time Capital Account Balance” means, with respect to any Partner, the positive Capital Account balance of such Partner as of the Effective Time, the amount or deemed value of which is set forth on the Partner Schedule.

“Equity Securities” means, with respect to any Person, any (i) partnership or membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Fiscal Year” means the Partnership’s fiscal year, which shall initially be the calendar year and which may be changed from time to time as determined by the General Partner.

“General Partner” means (i) the GP Entity so long as the GP Entity has not withdrawn as the General Partner pursuant to Section 7.02 and (ii) any successor thereof appointed as General Partner in accordance with Section 7.02.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, entity or official, including any political subdivision thereof.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Involuntary Transfer” means any Transfer of Units by a Partner resulting from (i) any seizure under levy of attachment or execution, (ii) any bankruptcy (whether voluntary or involuntary), (iii) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, (iv) any divorce or separation agreement or a final decree of a court in a divorce action or (v) death or permanent disability.

“IRS” means the Internal Revenue Service of the United States.

“Liens” means any pledge, encumbrance, security interest, purchase option, conditional sale agreement, call or similar right.

“LP Unit” means a limited partnership interest in the Partnership.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year or period, respectively, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)       Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(ii)       Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be treated as deductible items;

(iii)       In the event the Carrying Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income and/or Net Loss;

(iv)       Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;

(v)       In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(vi)       To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii)       Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall not be taken into account in computing Net Income and Net Loss.

The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Non-Pubco Partner” means any Partner that is not a Pubco Partner.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Original Units” means the Class A Units (including Class A-1 Subunits and Class A-2 Subunits) and Class B Units of the Partnership outstanding immediately prior to the effectiveness of this Agreement.

“Partner” means any Person named as a Partner of the Partnership on the Partner Schedule and the books and records of the Partnership, as the same may be amended from time to time to reflect any Person admitted as an Additional Partner or a Substitute Partner, for so long as such Person continues to be a Partner of the Partnership.

“Partner Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.752-1(a)(2)) determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Partnership Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Percentage Interest” means, with respect to any Partner, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of LP Units owned of record thereby and (ii) the denominator of which is the aggregate number of LP Units issued and outstanding. The sum of the outstanding Percentage Interests of all Partners shall at all times equal 100%.

“Permitted Transferee” means, other than with respect to any Pubco Partner, (1) any Person that is an Affiliate of such transferring Partner, (2) in the case of any transferring Partner that is a natural person, (a) any Person to whom LP Units are Transferred from such transferring Partner (x) by will or the laws of descent and distribution or (y) who is the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, descendant (including adoptive relationships with regards to the foregoing), heir, executor, administrator, testamentary trustee, legatee or beneficiary of such transferring Partner, or (b) a trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such transferring Partner and/or its Permitted Transferees under the foregoing clause (a) (provided that no “benefit plan investor” within the meaning of Section 3(42) of ERISA may be a Permitted Transferee), (3) any institution qualified as tax-exempt under Section 501(c)(3) of the Code or (4) a donor-advised fund or account that is maintained and operated by a sponsoring organization that is an institution qualified as tax-exempt under Section 501(c)(3) of the Code, where the transferring Partner retains advisory privileges with respect to the distribution of funds and the investment of assets in the fund or account.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

“Prime Rate” means the rate of interest from time to time identified by an independent financial institution selected by the General Partner as being its “prime” or “reference” rate.

“Property” means an interest of any kind in any real, personal or intellectual (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Pubco Common Stock” means all classes and series of common stock of Pubco, including the Class A Common Stock and Class B Common Stock.

“Pubco Partner” means, collectively, (i) Pubco and (ii) any Subsidiary of Pubco (other than the Partnership and its Subsidiaries) that is or becomes a Partner (including, for the avoidance of doubt, the GP Entity).

“Redeemed Units Equivalent Amount” means the product of (a) the Share Settlement, multiplied by (b) the Unit Redemption Price.

“Reimbursable Expenses” means all out-of-pocket expenses reasonably incurred by the Pubco Partner or the General Partner in the conduct of their business, including fees and costs relating to professional advisors, periodic and current reporting, financial reporting, financial printers, Governmental Authorities or self-regulatory bodies having jurisdiction over such Persons, required or advisable licenses and filings, exchanges, issuances, transfers and other administration of the capital stock of such Persons, meetings of holders of Pubco Common Stock, meetings and compensation of directors and officers of such Persons, accounts payable to vendors or providers and satisfaction of contractual indemnities or other contractual obligations to Persons and any taxes imposed with respect to any of the foregoing (but not including any income taxes).

“Relative Percentage Interest” means, with respect to any Partner relative to another Partner or Partners, a fractional amount, expressed as a percentage, the numerator of which is the Percentage Interest of such Partner; and the denominator of which is (x) the Percentage Interest of such Partner plus (y) the aggregate Percentage Interest of such other Partner or Partners.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of Equity Securities or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Substitute Partner” means any Person admitted as a Partner of the Partnership pursuant to Section 3.02 in connection with the Transfer of then-existing Units to such Person.

“Tax Distribution” means a distribution made by the Partnership pursuant to Section 5.03(e)(i) or Section 5.03(e)(iii) or a distribution made by the Partnership pursuant to another provision of Section 5.03 but designated as a Tax Distribution pursuant to Section 5.03(e)(ii).

“Tax Distribution Amount” means, with respect to a Partner’s Units, whichever of the following applies with respect to the applicable Tax Distribution, in each case in an amount not less than zero:

(i)       With respect to a Tax Distribution pursuant to Section 5.03(e)(i), the excess, if any, of (A) such Partner’s required annualized income installment for such estimated payment date under Section 6655(e) of the Code, assuming that (v) such Partner is a corporation (which assumption, for the avoidance of doubt, shall not affect the determination of the Tax Rate), (w) Section 6655(e)(2)(C)(ii) is in effect, (x) such Partner’s only income is from the Partnership and (y) the Tax Rate applies, which amount shall be calculated based on the projections believed by the General Partner in good faith to be, reasonable projections of the net taxable income to be allocated to such Units pursuant to this Agreement and without regard to any adjustments pursuant to Section 704(c) (with respect to Property contributed to the Partnership), 734, 743, or 754 of the Code over (B) the aggregate amount of Tax Distributions designated by the Partnership pursuant to Section 5.03(e)(ii) with respect to such Units since the date of the previous Tax Distribution pursuant to Section 5.03(e)(i) (or if no such Tax Distribution was required to be made, the date such Tax Distribution would have been made pursuant to Section 5.03(e)(i)).

(ii)       With respect to the designation of an amount as a Tax Distribution pursuant to Section 5.03(e)(ii), the product of (x) the net taxable income, determined without regard to any adjustments pursuant to Section 704(c) (with respect to Property contributed to the Partnership), 734, 743, or 754 of the Code projected in the good faith belief of the General Partner, to be allocated to such Units pursuant to this Agreement during the period since the date of the previous Tax Distribution (or, if more recent, the date that the previous Tax Distribution pursuant to Section 5.03(e)(i) would have been made or, in the case of the first distribution pursuant to Section 5.03(e)(i), the date of this Agreement), and (y) the Tax Rate.

(iii)       With respect to an entire Fiscal Year to be calculated for purposes of Section 5.03(e)(iii), the excess, if any, of (A) the product of (x) the net taxable income, determined without regard to any adjustments pursuant to Section 704(c) (with respect to Property contributed to the Partnership), 734, 743, or 754 of the Code, allocated to such Units pursuant to this Agreement for the relevant Fiscal Year and (y) the Tax Rate, over (B) the aggregate amount of Tax Distributions (other than Tax Distributions with respect to a prior Fiscal Year) with respect to such Units made with respect to such Fiscal Year.

For purposes of this Agreement, in determining the Tax Distribution Amount of a Partner, the Tax Distribution Amount with regard to a Partner shall be increased without duplication by the amount of any liability (calculated using the assumptions in this definition) attributable to a taxable year arising from an election by the Partnership or any of its Subsidiaries pursuant to Section 6226 of the Code or any analogous election under state or local tax Laws.

“Tax Rate” means the highest marginal tax rates for an individual (or corporation, if higher) that is resident in New York, New York applicable to ordinary income, qualified dividend income or capital gains, as appropriate, taking into account the holding period of the assets disposed of and the year in which the taxable net income is recognized by the Partnership and taking into account the maximum limitations on deductions, including under Section 162 through Section 164 of the Code and Section 67 and Section 68 of the Code, and adjusted to the extent necessary to calculate federal, state and local tax liability separately so as to take into account such limitations and the calculation under the applicable state and local tax Laws of taxable income and taxable losses (and the extent to which such losses may offset such income); provided, that the General Partner shall be permitted to use a lower rate in the event that it determines it is in the best interest of the Partnership so long as in its reasonable good faith determination, such lower rate shall not be adverse to the Partners. For the avoidance of doubt, the Tax Rate shall be the same for all Partners.

“Tax Receivables Agreement” means the Amended and Restated Tax Receivables Agreements, dated as of the date hereof, by and among Pubco, the Partnership and certain other parties thereto.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading (or, if no such listing exists, the Toronto Stock Exchange, for so long as the listing of the Class A Common Stock thereon continues to be active) is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means any direct or indirect issuance, sale, gift, bequest, assignment, devise, exchange, mortgage, charge, pledge, encumbrance, grant of a security interest or other transfer or disposition of ownership (or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another), or any agreement to effect any of the foregoing, whether voluntary or involuntary, whether or not for value and whether by merger or other operation of law, as well as any other event or transaction (including the making of, or entering into, any contract including, any proxy or nominee agreement) that results or would result in beneficial ownership by a Person that did not possess such rights prior to such event or transaction. Without limitation as to the foregoing, the term “Transfer” shall include any of the following that results or would result in a change in ownership: (A) a change in the capital structure of the Partnership, (B) a change in the relationship between two or more Persons, (C) the making of, or entering into, any contract, including, without limitation, any proxy or nominee agreement, (D) any exercise or disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable, (E) any disposition of any securities or rights convertible into or exercisable or exchangeable for such Units or any exercise of any such conversion, exercise or exchange right, and (F) Transfers of interests in other entities. Notwithstanding the foregoing, the granting of a revocable proxy to an officer or director of the Partnership at the request of the General Partner in connection with actions to be taken at any meeting of Partners or any other action of the Partners permitted by this Agreement shall not be considered a Transfer. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Treasury Regulations” mean the regulations promulgated under the Code.

“Units” means LP Units or any other class of limited partnership interests in the Partnership designated by the Partnership after the date hereof in accordance with this Agreement; provided that any type, class or series of Units shall have the designations, preferences and/or special rights set forth or referenced in this Agreement, and the partnership interests of the Partnership represented by such type, class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

“Unit Redemption Price” means the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades (or, in the absence of such a price, the U.S. dollar equivalent of the average prices for a share of Class A Common Stock on the Toronto Stock Exchange, for so long as such listing continues to be active), as reported by The Wall Street Journal or its successor, for each of the three consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the date of Redemption (or the date of the Call Notice, as applicable), subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock; provided that, notwithstanding the foregoing or anything to the contrary, the Unit Redemption Price applicable to any Call Units that are subject to Section 9.01 as a result of a Transfer of Units or shares of Class B Common Stock that would result in (or has resulted in) a Violation (as defined in Pubco’s certificate of incorporation), as determined by Pubco’s board in accordance with Pubco’s certificate of incorporation, shall be $0 for purposes of Section 9.01. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Unit Redemption Price shall be determined in good faith by a committee of the board of directors of Pubco composed of a majority of the directors of Pubco that do not have an interest in the LP Units being redeemed.

(b)            Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
“Agreement”	Preamble
“Award Letter”	3.01(b)
“Award Unit”	3.01(b)
“Call Notice”	9.01
“Call Partner”	9.01
“Call Units”	9.01
“Cash Settlement”	10.01(b)
“Confidential Information”	13.11(b)
“Contribution Notice”	10.01(b)
“Controlled Entities”	11.02(e)
“Direct Exchange”	10.03(a)
“Dissolution Event”	12.01(c)
“Domestication Date”	Recitals
“e-mail”	13.03
“Economic Pubco Security”	4.01(a)
“ERISA”	8.01(c)(iii)
“Exchange Election Notice”	10.03(b)
“Expenses”	11.02(e)
“GAAP”	3.03(b)
“GP Entity”	Preamble
“Indemnification Sources”	11.02(e)
“Indemnitee-Related Entities”	11.02(e)(ii)
“Interim LPA”	Recitals
“Jointly Indemnifiable Claims”	11.02(e)(iii)

“Officers”	7.05(a)
“Partner Parties”	13.11(a)
“Partner Schedule”	3.01(b)
“Partners”	Recitals
“Partnership”	Preamble
“Prior LPA”	Recitals
“Process Agent”	13.05(b)
“Pubco”	Preamble
“Pubco Offer”	10.04(a)
“Redeemed Units”	10.01(a)
“Redeeming Partner”	10.01(a)
“Redemption”	10.01(a)
“Redemption Date”	10.01(a)
“Redemption Notice”	10.01(a)
“Redemption Right”	10.01(a)
“Regulatory Allocations”	5.04(c)
“Retraction Notice”	10.01(b)
“Revaluation”	5.02(c)
“Service Partner”	3.01(b)
“Share Settlement”	10.01(b)
“Specified Unvested Units”	3.01(b)
“Tax Matters Representative”	6.01(a)
“Transferor Partner”	5.02(b)
“Unvested Unit”	3.01(b)
“Vested Unit”	3.01(b)
“Withholding Advances”	5.06(b)

Section 1.02.      Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Schedules and Exhibits are to Articles, Sections, Schedules and Exhibits of this Agreement unless otherwise specified. All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. As used in this Agreement, all references to “majority in interest” and phrases of similar import shall be deemed to refer to such percentage or fraction of interest based on the Relative Percentage Interests of the Partners subject to such determination. Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Partners, including any holders of any class of Units, such approval, consent or other matter shall require the approval of a majority in interest of such group of Partners. Except to the extent otherwise expressly provided herein, all references to any Partner shall be deemed to refer solely to such Person in its capacity as such Partner and not in any other capacity.

Article 2
The Partnership

Section 2.01.      Domestication; Certificate of Limited Partnership and Other Documents. (a) On the Domestication Date, the Partnership domesticated as a Delaware limited partnership by the execution and filing of a certificate of domestication and certificate of limited partnership under and pursuant to the Delaware Act.

(b)            The General Partner or any other authorized officer or representative of the Partnership, as an “authorized person” within the meaning of the Delaware Act, shall file and record any amendments and/or restatements to the certificate of limited partnership of the Partnership and such other certificates and documents (and any amendments or restatements thereof) as may be required under the laws of the State of Delaware and of any other jurisdiction in which the Partnership may conduct business. The General Partner or any other authorized officer or representative of the Partnership shall, upon any Partner’s written request, provide such Partner with copies of each such document as filed and recorded.

(c)            The Partners hereby agree that the Partnership and its Subsidiaries, as applicable, shall be governed by the terms and conditions of this Agreement and, except as provided herein, the Delaware Act.

Section 2.02.      Name. The name of the Partnership shall be Galaxy Digital Holdings LP; provided that the General Partner may change the name of the Partnership to such other name as the General Partner may determine in its sole and absolute discretion, and shall have the authority to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the General Partner, may be necessary or advisable to effect such change.

Section 2.03.      Term. The Partnership shall have perpetual existence unless sooner dissolved and its affairs wound up as provided in Article 12.

Section 2.04.      Registered Agent and Registered Office. The name of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company, and the address of such registered agent and the address of the registered office of the Partnership in the State of Delaware shall be 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. Such office and such agent may be changed to such place within the State of Delaware and any successor registered agent, respectively, as may be determined from time to time by the General Partner in accordance with the Delaware Act.

Section 2.05.      Purposes. The Partnership has been formed and shall continue for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is to engage in, the Business and carrying on any other lawful act or activities for which limited partnerships may be organized under the Delaware Act.

Section 2.06.      Powers of the Partnership. Subject to the terms and conditions of this Agreement, the Partnership shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.05.

Section 2.07.      Partnership Tax Status. The Partners intend that the Partnership shall be treated as a partnership (or, if the Partnership has only one regarded owner, an entity that is disregarded as separate from such regarded owner) for federal, state and local income tax purposes to the extent such treatment is available. The Partners shall (a) take such actions as may be necessary to receive and maintain such treatment and (b) refrain from taking any actions inconsistent therewith.

Section 2.08.      Regulation of Internal Affairs. The internal affairs of the Partnership and the conduct of its business shall be regulated by this Agreement, and to the extent not provided for herein, shall be determined by the General Partner in accordance with the Delaware Act.

Section 2.09.      Ownership of Property; Limited Liability. (a) Legal title to all Property conveyed to or held by the Partnership or its Subsidiaries shall reside in the Partnership or its applicable Subsidiaries and shall be conveyed only in the name of the Partnership or its applicable Subsidiaries and no Partner or any other Person, individually, shall have any ownership of such Property.

(b)            To the fullest extent permitted by law, the Partners (other than the General Partner in its capacity as such) are limited partners of the Partnership within the meaning of the Delaware Act. The Partners will not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Delaware Act or in this Agreement. To the fullest extent permitted by law, each Partner must look solely to the assets of the Partnership for the return of its capital (if any), and if the assets of the Partnership remaining after payment of the debts and liabilities of the Partnership are insufficient, there will be no recourse against any other Partner.

Section 2.10.      Subsidiaries. The Partnership shall cause the business and affairs of each of the Subsidiaries of the Partnership to be managed by the General Partner in accordance with and in a manner consistent with this Agreement.

Section 2.11.      Qualification in Other Jurisdictions. The General Partner shall execute, deliver and file certificates (and any amendments and/or restatements thereof) necessary under Applicable Law for the Partnership to qualify to do business in the jurisdictions in which the Partnership may wish to conduct business. In those jurisdictions in which the Partnership may wish to conduct business in which qualification or registration under assumed or fictitious names is required or desirable, the General Partner shall cause the Partnership to be so qualified or registered in compliance with Applicable Law.

Article 3
Units; Partners; Books and Records; Reports

Section 3.01.      Units; Partner Schedule; Admission of Partners. (a) Each Partner’s interest in the Partnership, including such Partner’s interest, if any, in the capital, income, gain, loss, deduction and expense of the Partnership and the right to vote, if any, on certain Partnership matters as provided in this Agreement, shall be represented by Units. The ownership by a Partner of Units shall entitle such Partner to allocations of profits and losses and other items and distributions of cash and other property as is set forth in Article 5. Units shall be in non-certificated form; provided that the General Partner may in its sole and absolute discretion cause Units to be represented by certificates from time to time.

(b)            Effective as of the Effective Time, (i) the GP Entity has been admitted to the Partnership as the General Partner (and, for the avoidance of doubt, any Person that may have previously been a general partner of the Partnership shall (A) cease to be a general partner of the Partnership and (B) have no authority to act as the General Partner from and after the Effective Time) and (ii) the Partnership has hereby reclassified all of the Original Units outstanding as of immediately prior to the Effective Time as set forth opposite the name of each of the Persons listed on Schedule A hereto (the “Partner Schedule”) in the columns titled “Class of Original Units” and “Number of Original Units (Prior to Reclassification)” into and issued, respectively, the number of LP Units set forth opposite the name of each of the Persons listed on the Partner Schedule in the column titled “LP Units (After Reclassification).” After giving effect to the reclassification and issuances described in clause (ii) of the immediately preceding sentence, such LP Units are issued and outstanding as of the Effective Time and the holders of such LP Units shall hereby continue as Partners for so long as they hold any such LP Units and in accordance with the terms of this Agreement. Immediately following the Effective Time, no fractional LP Unit will remain outstanding and any fractional LP Unit held by a Partner shall be redeemed by the Partnership, as promptly as practicable following the Effective Time, for cash consideration equal to the product of (x) the fractional LP Unit held by such Partner and (y) the price of a share of Class A Common Stock on the last Trading Day preceding the date hereof, which cash consideration shall be paid, at the option of the Partnership by way of check, cash or wire transfer of funds, to such Partner within 30 Business Days of the date hereof. The whole number of LP Units held by each of the Partners after redemption of any fractional LP Units is set forth opposite the name of the respective Partner on Schedule A in the column titled “LP Units (After Fractional Redemptions).”

(c)            A compensatory Unit issued to an employee of, or a Person who provides services to or on behalf of, the Partnership or an Affiliate of the Partnership (a “Service Partner”) including, for the avoidance of doubt, any Unit resulting from the reclassification of an Original Unit that was issued to a Service Partner, is referred to as an “Award Unit.” Each Award Unit shall be subject to the terms of the agreement between the Partnership and the Service Partner that provides for the issuance and terms of such Award Unit (or its predecessor Original Unit) (the “Award Letter”). An Award Unit may be issued subject to vesting. As of any particular date, an Award Unit that is unvested by the terms of the governing Award Letter is an “Unvested Unit” for purposes of this Agreement. A previously Unvested Unit that has vested by the terms of the governing Award Letter is a “Vested Unit” and is no longer an Unvested Unit. Subject to any other terms or conditions set forth herein or that may be set forth in an Award Letter, Vested Units are identical to each other and to other Units. Any granting of an Award Unit will be subject to compliance with any applicable requirements of any stock exchange or marketplace on which the Class A Common Stock is then listed and any other requirements under Applicable Law. For purposes of this Agreement, Award Units that are Unvested Units (other than any such Unvested Unit the predecessor Original Unit of which was designated as a profits interests on original issuance (collectively, the “Specified Unvested Units”)) will not be considered in determining the total number of outstanding Units, except to the extent otherwise determined by the General Partner.

(d)            The Partner Schedule shall be maintained by the General Partner on behalf of the Partnership in accordance with this Agreement. Any reference in this Agreement to the Partner Schedule shall be deemed a reference to the Partner Schedule as in effect from time to time. Subject to the terms and conditions of this Agreement, the General Partner may take any action authorized under this Agreement in respect of the Partner Schedule without any need to obtain the consent of any other Partner and no action of any other Partner will be required to amend or update the Partner Schedule in accordance with this Agreement.

(e)            Notwithstanding anything to the contrary contained herein or in the Delaware Act, neither the General Partner nor the Partnership nor any other Person shall be required to disclose to any Non-Pubco Partner an unredacted Partner Schedule or any other information showing the identity of the other Non-Pubco Partners or the number of LP Units or shares of Class B Common Stock owned by any Non-Pubco Partner. Upon a Non-Pubco Partner’s written request, the Partnership shall provide to such Partner a redacted copy of the Partner Schedule revealing only such Partner’s LP Units, the total issued and outstanding LP Units and such Partner’s Percentage Interest.

(f)             When any Units or other Equity Securities of the Partnership are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Partner Schedule shall be amended by the General Partner to reflect such issuance, repurchase, redemption or Transfer, the admission of additional or substitute Partners and the resulting Percentage Interest of each Partner.

(g)            The General Partner may cause the Partnership to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series and having the designations, preferences and/or special rights as may be determined by the General Partner in its sole and absolute discretion. Such Units or other Equity Securities may be issued pursuant to such agreements as the General Partner shall approve, including with respect to Persons employed by or otherwise performing services for the Partnership or any of its Subsidiaries, other equity compensation agreements, options or warrants. When any such other Units or other Equity Securities are authorized and issued, the Partner Schedule and this Agreement shall be amended by the General Partner to reflect such additional issuances and any resulting dilution, which shall be borne by all Partners in proportion to their respective Percentage Interests as of immediately prior to the issuance of any such other Units or other Equity Securities.

(h)            Following the date hereof, no Person shall be admitted as a Partner and no additional Units shall be issued except as expressly provided in, or otherwise not prohibited by, this Agreement.

Section 3.02.      Substitute Partners and Additional Partners. (a) No Transferee of any Units or Person to whom any Units are issued in accordance with this Agreement shall be admitted as a Partner under this Agreement or acquire any rights under this Agreement, including any voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Units, as applicable, unless (i) such Units are Transferred or issued in compliance with the provisions of this Agreement (including Article 8), (ii) such Transferee or recipient shall have executed and delivered to the Partnership such instruments as the General Partner deems necessary or desirable, in its sole and absolute discretion, to effectuate the admission of such Transferee or recipient as a Partner and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement, (iii) the General Partner shall have received the opinion of counsel, if any, required by Section 3.02(b) in connection with such Transfer or issuance and (iv) all necessary instruments reflecting such Transfer and/or issuance shall have been filed in each jurisdiction in which such filling is necessary under Applicable Law in order to qualify the Partnership to continue to conduct the Business or to preserve the limited liability of the Partners. Upon complying with the immediately preceding sentence, without the need for any further action of any Person, a Transferee or recipient of Units shall be deemed admitted to the Partnership as a Partner. A Substitute Partner shall enjoy the same rights, and be subject to the same obligations, as the applicable Transferor; provided that such Transferor shall not be relieved of any obligation or liability under this Agreement arising prior to the consummation of a Transfer of Units but shall be relieved of all obligations with respect to the Units so Transferred arising after consummation of such Transfer. As promptly as practicable after the admission of any Person as a Partner, the books and records of the Partnership, including the Partner Schedule, shall be changed to reflect such admission of a Substitute Partner or Additional Partner. In the event of any admission of a Substitute Partner or Additional Partner pursuant to this Section 3.02(a), this Agreement shall be deemed to be amended to reflect such admission, and any formal amendment of this Agreement (including the Partner Schedule) in connection therewith shall only require execution by the Partnership, the General Partner and such Substitute Partner or Additional Partner, as applicable, to be effective.

(b)            As a further condition to any Transfer of all or any part of a Partner’s Units, the General Partner may, in its sole and absolute discretion, require a written opinion of counsel to the transferring Partner reasonably satisfactory to the General Partner, obtained at the sole expense of the transferring Partner, reasonably satisfactory in form and substance to the General Partner, as to such matters as are customary and appropriate in transactions of such type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to Article 10.

(c)            If a Partner shall Transfer all (but not less than all) of its Units and other Equity Securities of the Partnership (if any), the Partner shall thereupon cease to be a Partner of the Partnership.

(d)            All reasonable costs and expenses incurred by the General Partner and the Partnership in connection with any Transfer of a Partner’s Units, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Partnership, shall be paid by the transferring Partner. In addition, the transferring Partner shall indemnify the General Partner and the Partnership against any losses, claims, damages or liabilities to which the General Partner, the Partnership or any of their Affiliates may become subject arising out of or based upon any representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Partner or such transferee in connection with such Transfer.

(e)            In connection with any Transfer of any portion of a Partner’s Units pursuant to Article 10, the General Partner shall cause the Partnership to take any action as may be required under Article 10 or requested by the Transferring Partner thereto to effect such Transfer promptly.

Section 3.03.      Certain Accounting, Financial Reporting and Tax Matters. (a) Accounting Decisions and Reliance on Others. All decisions as to accounting matters of the Partnership, except as otherwise specifically set forth herein, shall be made by the General Partner in accordance with Applicable Law and with accounting methods followed by the Partnership for federal income tax purposes. In making such decisions, the General Partner may rely upon the advice of the independent accountants of the Partnership.

(b)            Books and Records and GAAP Accounting. The books and records of the Partnership shall be kept, and the financial position and the results of its operations recorded, in all material respects in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”).

(c)            Fiscal Year. The Fiscal Year of the Partnership shall be used for financial reporting and for federal income tax purposes.

(d)            Financial Reports.

(i)            The books and records of the Partnership shall be audited as of the end of each Fiscal Year by the same accounting firm that audits the books and records of Pubco (or, if such firm declines to perform such audit, by an accounting firm selected by the General Partner).

(ii)            In the event neither Pubco nor the Partnership is required to file an annual report on Form 10-K or quarterly report on Form 10-Q, the Partnership shall deliver, or cause to be delivered, the following to each of the Partners:

(A)            not later than 120 days after the end of each Fiscal Year of the Partnership, a copy of the audited consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such Fiscal Year and the related statements of operations and cash flows for such Fiscal Year, setting forth, in each case, in comparative form the applicable figures for the previous Fiscal Year, all in reasonable detail; and

(B)            not later than 60 days after the end of each of the first three fiscal quarters of each Fiscal Year, the unaudited consolidated balance sheet of the Partnership and its Subsidiaries as of the end of each such fiscal quarter and the related statements of operations and cash flows for such fiscal quarter and for the period commencing on the first day of the Fiscal Year and ending on the last day of such fiscal quarter.

(e)            Tax Returns.

(i)            The Partnership shall (A) timely prepare or cause to be prepared by an accounting firm selected by the General Partner all federal, state, local and foreign tax returns (including information returns) of the Partnership and its Subsidiaries which may be required by a jurisdiction in which the Partnership or any of its Subsidiaries operates or conducts business for each year or period for which such returns are required to be filed and (B) cause such tax returns to be timely filed. Upon reasonable written request of any Partner, the Partnership shall furnish to such Partner a copy of any such tax return.

(ii)            The Partnership shall furnish to each Partner (A) as soon as reasonably practical after the end of each Fiscal Year and in any event by August 31 of the following fiscal year, all information concerning the Partnership and its Subsidiaries required for the preparation of tax returns of such Partner (or any beneficial owner(s) of such Partner), including a report (including Schedule K-1), indicating such Partner’s share of the Partnership’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Partner to prepare its federal, state and other tax returns; provided that estimates of such information believed by the General Partner in good faith to be reasonable shall be provided by March 31, (B) as soon as reasonably practicable after the close of the relevant fiscal period, but in no event later than 10 days prior to the date an estimated tax payment is due, such information concerning the Partnership as is required to enable such Partner (or any beneficial owner(s) of such Partner) to pay estimated taxes and (C) as soon as reasonably practicable after a request by such Partner, such other information concerning the Partnership and its Subsidiaries that is reasonably requested by such Partner for compliance with its tax obligations (or the tax obligations of any beneficial owner(s) of such Partner) or for tax planning purposes.

(f)             Inconsistent Positions. No Partner shall take a position on its income tax return with respect to any item of Partnership income, gain, deduction, loss or credit that is different from the position taken on the Partnership’s income tax return with respect to such item unless (i) such Partner first notifies the Partnership of the different position such Partner desires to take in writing and (ii) the Partnership’s regular tax advisors (which shall be, for the avoidance of doubt, selected by the General Partner in its sole and absolute discretion), after consulting with such Partner and, if requested by such Partner, its tax advisors, are unable to provide an opinion that (after taking into account all of the relevant facts and circumstances) the arguments in favor of the Partnership’s position outweigh the arguments in favor of such Partner’s position.

Section 3.04.      Books and Records. The Partnership shall keep full and accurate books of account and other records of the Partnership at its principal place of business. Subject to the terms and conditions of this Agreement, each Non-Pubco Partner shall have a reasonable right to inspect the books and records of Pubco, the Partnership or any of their Subsidiaries; provided that (a) such inspection shall be at reasonable times and upon reasonable prior written notice to the Partnership, but not more frequently than once per calendar quarter and (b) neither Pubco, the Partnership nor any of their Subsidiaries shall be required to disclose (x) any information the General Partner determines in its sole and absolute discretion to be competitively sensitive, (y) any privileged information of Pubco, the Partnership or any of their Subsidiaries so long as the Partnership has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Non-Pubco Partners, as the case may be, without the loss of any such privilege, or (z) an unredacted Partner Schedule or related information described in Section 3.01(b).

Article 4
Pubco Ownership; Restrictions On Pubco Stock

Section 4.01.      Pubco Ownership. (a) Except as otherwise determined by Pubco, if at any time Pubco issues a share of Class A Common Stock or any other Equity Security of Pubco entitled to any economic rights with respect to Pubco (such share of Class A Common Stock or other Equity Security, an “Economic Pubco Security”) (other than shares of Class B Common Stock or other Equity Securities of Pubco not entitled to any economic rights with respect to Pubco), (i) the Partnership shall issue to a Pubco Partner one LP Unit (if Pubco issues a share of Class A Common Stock) or such other Equity Security of the Partnership (if Pubco issues an Economic Pubco Security other than (A) a share of Class A Common Stock or (B) an option to acquire shares of Class A Common Stock outstanding as of the Effective Time) corresponding to the Economic Pubco Security and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Economic Pubco Security and (ii) the net proceeds received by Pubco with respect to the corresponding Economic Pubco Security, if any, shall be concurrently contributed by Pubco (or another Pubco Partner, as applicable) to the Partnership; provided that if Pubco issues any Economic Pubco Securities, some or all of the net proceeds of which are to be used to fund expenses or other obligations of Pubco for which Pubco would be permitted a distribution pursuant to Section 5.03(c), then Pubco shall not be required to transfer such net proceeds to the Partnership which are used or will be used to fund such expenses or obligations and provided, further, that if Pubco issues any shares of Class A Common Stock in order to purchase or fund the purchase from a Non-Pubco Partner of a number of LP Units (and shares of Class B Common Stock) or to purchase or fund the purchase of shares of Class A Common Stock, in each case equal to the number of shares of Class A Common Stock issued, then the Partnership shall not issue any new LP Units in connection therewith and Pubco shall not be required to transfer such net proceeds to the Partnership (it being understood that such net proceeds shall instead be transferred to such Non-Pubco Partner or transferor of Class A Common Stock, as applicable, as consideration for such purchase).

(b)            For the avoidance of doubt, this Article 4 shall apply to the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholders rights plan (it also being understood that upon redemption or exchange of LP Units (including any such right to purchase LP Units) for shares of Class A Common Stock, such shares of Class A Common Stock will be issued together with a corresponding right to purchase Equity Securities of Pubco).

(c)            If at any time Pubco issues one or more shares of Class A Common Stock in connection with an equity incentive program or other compensatory plan or program, whether such share or shares are issued upon exercise of an option (including with respect to the options outstanding at the Effective Time) or equity appreciation right, settlement of a restricted stock unit, as restricted stock or otherwise, the Partnership shall issue to Pubco a corresponding number of LP Units; provided that Pubco shall be required to concurrently contribute the net proceeds (if any) received by Pubco from or otherwise in connection with such corresponding issuance of one or more shares of Class A Common Stock, including the exercise price of any option or equity appreciation right exercised, to the Partnership. If any such shares of Class A Common Stock so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the LP Units that are issued by the Partnership to Pubco in connection therewith in accordance with the preceding provisions of this Section 4.01(c) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then a corresponding number of the LP Units issued by the Partnership in accordance with the preceding provisions of this Section 4.01(c) shall automatically and concurrently vest or be forfeited. Any cash or property held by either Pubco or the Partnership or on either such Person’s behalf in respect of dividends paid on restricted Class A Common Stock that fails to vest or is forfeited shall be returned to the Partnership upon the forfeiture of such restricted Class A Common Stock.

Section 4.02.      Restrictions on Pubco Common Stock. (a) Except as otherwise determined by the General Partner in accordance with Section 4.02(d), (i) the Partnership may not issue any additional LP Units to Pubco or any of its Subsidiaries unless substantially simultaneously therewith Pubco or such Subsidiary issues or sells an equal number of shares of Class A Common Stock to another Person, (ii) the Partnership may not issue any additional LP Units to any Person (other than Pubco or any of its Subsidiaries) unless simultaneously therewith Pubco issues or sells an equal number of shares of Class B Common Stock to such Person and (iii) the Partnership may not issue any other Equity Securities of the Partnership to Pubco or any of its Subsidiaries unless substantially simultaneously therewith, Pubco or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of Pubco or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership.

(b)            Except as otherwise determined by the General Partner in accordance with Section 4.02(d), (i) Pubco and its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock unless substantially simultaneously therewith the Partnership redeems, repurchases or otherwise acquires from Pubco or any of its Subsidiaries an equal number of LP Units for the same price per security (or, if Pubco uses funds received from distributions from the Partnership or the net proceeds from an issuance of Class A Common Stock to fund such redemption, repurchase or acquisition, then the Partnership shall cancel an equal number of LP Units for no consideration) and (ii) Pubco and its Subsidiaries may not redeem or repurchase any other Equity Securities of Pubco unless substantially simultaneously therewith the Partnership redeems or repurchases from Pubco or any of its Subsidiaries an equal number of Equity Securities of the Partnership of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) or other economic rights as those of such Equity Securities of Pubco for the same price per security (or, if Pubco uses funds received from distributions from the Partnership or the net proceeds from an issuance of Equity Securities other than Class A Common Stock to fund such redemption, repurchase or acquisition, then the Partnership shall cancel an equal number of its corresponding Equity Securities for no consideration). Except as otherwise determined by the General Partner in accordance with Section 4.02(d), (iii) the Partnership may not redeem, repurchase or otherwise acquire LP Units from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires an equal number of Class A Common Stock for the same price per security from holders thereof (except that if the Partnership cancels LP Units for no consideration as described in Section 4.02(b)(i), then the price per security need not be the same) and (iv) the Partnership may not redeem, repurchase or otherwise acquire any other Equity Securities of the Partnership from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of Pubco of a corresponding class or series with substantially the same rights to dividends and distributions (including dividends and distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco (except that if the Partnership cancels Equity Securities for no consideration as described in Section 4.02(b)(ii), then the price per security need not be the same). Notwithstanding the immediately preceding sentence, to the extent that any consideration payable to Pubco in connection with the redemption or repurchase of any shares or other Equity Securities of Pubco or any of its Subsidiaries consists (in whole or in part) of shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then redemption or repurchase of the corresponding LP Units or other Equity Securities of the Partnership shall be effectuated in an equivalent manner (except if the Partnership cancels LP Units or other Equity Securities for no consideration as described in this Section 4.02(b)).

(c)            The Partnership shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding LP Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. Pubco shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Pubco Common Stock unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding LP Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(d)            Notwithstanding anything to the contrary in this Article 4:

(i)            if any issuance or Transfer shares of Class A Common Stock or other Equity Securities of Pubco or any of its Subsidiaries or any Units or other Equity Securities of the Partnership would result in (or has resulted in) a Violation (as defined in Pubco’s certificate of incorporation), as determined by Pubco’s board in accordance with Pubco’s certificate of incorporation, then the General Partner may in good faith implement an economically equivalent alternative arrangement that would not result in a Violation (which alternative arrangement shall be subject to any requisite consent of the Toronto Stock Exchange (for so long as the listing of the Class A Common Stock thereon continues to be active));

(ii)            if at any time the General Partner shall determine that any debt instrument of Pubco, the Partnership or any of their Subsidiaries shall not permit Pubco or the Partnership to comply with the provisions of Section 4.02(a) or Section 4.02(b) in connection with the issuance, redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of Pubco or any of its Subsidiaries or any Units or other Equity Securities of the Partnership, then the General Partner may in good faith implement an economically equivalent alternative arrangement without complying with such provisions (which alternative arrangement shall be subject to any requisite consent of the Toronto Stock Exchange (for so long as the listing of the Class A Common Stock thereon continues to be active));

(iii)            if (x) Pubco incurs any indebtedness and desires to transfer the proceeds of such indebtedness to the Partnership and (y) Pubco is unable to lend the proceeds of such indebtedness to the Partnership on an equivalent basis because of restrictions in any debt instrument of Pubco, the Partnership or its Subsidiaries, then notwithstanding Section 4.02(a) or Section 4.02(b), the General Partner may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Partnership using non-participating preferred Equity Securities of the Partnership without complying with such provisions (which alternative arrangement shall be subject to any requisite consent of the Toronto Stock Exchange (for so long as the listing of the Class A Common Stock thereon continues to be active)); and

(iv)            if the Pubco Partner receives a distribution pursuant to Section 5.03 and the Pubco Partner subsequently contributes any of the amounts received in such distribution back to the Partnership, the General Partner, acting reasonably, may take any action it deems to be necessary or advisable to properly reflect the changes in the Partners’ economic interests in the Partnership including by making appropriate pro rata adjustments to the number of LP Units held by the Partners other than the Pubco Partner in order to proportionally reduce the respective Percentage Interests held by the Partners other than the Pubco Partner.

(e)            In the event any adjustment pursuant to this Agreement in the number of LP Units held by a Partner results (x) in a decrease in the number of LP Units held by a Partner relative to the number of shares of Class B Common Stock then held by such Partner, concurrently with such decrease, such Partner shall surrender to Pubco the number of shares of Class B Common Stock as is necessary to preserve the ratio of the number of LP Units held by such Partner relative to the number of shares of Class B Common Stock held by such Partner as such ratio existed prior to such adjustment or (y) in an increase in the number of LP Units held by a Partner relative to the number of shares of Class B Common Stock then held by such Partner, concurrently with such increase, Pubco shall issue to such Partner the number of shares of Class B Common Stock as is necessary to preserve the ratio of the number of LP Units held by such Partner relative to the number of shares of Class B Common Stock held by such Partner as such ratio existed prior to such adjustment.

Article 5
Capital Contributions; Capital Accounts;
Distributions; Allocations

Section 5.01.      Capital Contributions. (a) From and after the date hereof, no Partner shall have any obligation to the Partnership, to any other Partner or to any creditor of the Partnership to make any further Capital Contribution, except as expressly provided in Section 4.01(a), Section 4.01(c) or Section 10.02.

(b)            Except as expressly provided herein, no Partner, in its capacity as a Partner, shall have the right to receive any cash or any other property of the Partnership.

Section 5.02.      Capital Accounts.

(a)            Maintenance of Capital Accounts. The Partnership shall maintain a Capital Account for each Partner on the books of the Partnership in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i)            Each Partner listed on the Partner Schedule shall be credited with the Effective Time Capital Account Balance set forth on the Partner Schedule. The Partner Schedule shall be amended by the General Partner after the Effective Time and from time to time to reflect adjustments to the Partners’ Capital Accounts made in accordance with Sections 5.02(a)(ii), 5.02(a)(iii), 5.02(a)(iv), 5.02(c) or otherwise.

(ii)            To each Partner’s Capital Account there shall be credited: (A) such Partner’s Capital Contributions, (B) such Partner’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.04 and (C) the amount of any Partnership liabilities assumed by such Partner or that are secured by any Property distributed to such Partner.

(iii)            To each Partner’s Capital Account there shall be debited: (A) the amount of money and the Carrying Value of any Property distributed to such Partner pursuant to any provision of this Agreement, (B) such Partner’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 5.04 and (C) the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any Property contributed by such Partner to the Partnership.

(iv)            In determining the amount of any liability for purposes of Sections 5.02(a)(ii) and 5.02(a)(iii) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the General Partner shall determine in its sole and absolute discretion that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Partnership or the Partners), the General Partner may make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article 12 upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Partners and the amount of capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b)            Succession to Capital Accounts. In the event any Person becomes a Substitute Partner in accordance with the terms and conditions of this Agreement, such Substitute Partner shall succeed to the Capital Account of the former Partner (in such capacity, the “Transferor Partner”) to the extent such Capital Account relates to the Transferred Units.

(c)            Adjustments of Capital Accounts. The Partnership shall revalue the Capital Accounts of the Partners in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Partnership by a new or existing Partner as consideration for one or more Units; (ii) upon the distribution by the Partnership to a Partner of more than a de minimis amount of property in respect of one or more Units; (iii) upon the issuance by the Partnership of more than a de minimis amount of Units as consideration for the provision of services to or for the benefit of the Partnership (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) upon the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided that adjustments pursuant to the immediately preceding clauses (i), (ii) and (iii) shall be made only if the General Partner determines in its sole and absolute discretion that such adjustments are necessary or appropriate to reflect the relative economic interest of the Partners.

(d)            No Partner shall be entitled to withdraw capital or receive distributions except as specifically provided herein. A Partner shall have no obligation to the Partnership, to any other Partner or to any creditor of the Partnership to restore any negative balance in the Capital Account of such Partner. Except as expressly provided elsewhere herein, no interest shall be paid on the balance in any Partner’s Capital Account.

(e)            Whenever it is necessary for purposes of this Agreement to determine a Partner’s Capital Account on a per Unit basis, such amount shall be determined by dividing the Capital Account of such Partner attributable to the applicable class of Units held of record by such Partner by the number of Units of such class held of record by such Partner.

Section 5.03.      Amounts and Priority of Distributions. (a) Distributions Generally. Except as otherwise provided in Section 12.02, distributions shall be made to the Partners as set forth in this Section 5.03, at such times and in such amounts as the General Partner, in its sole and absolute discretion, shall determine. No Partner (other than the General Partner) shall have any right to cause distributions or make withdrawals from the Partnership.

(b)            Distributions to the Partners. Subject to Sections 5.03(e), 5.03(f), 5.03(g) and 5.03(h), distributions shall be made to the Partners in proportion to their respective Percentage Interests at such times and in such amounts as the General Partner, in its sole and absolute discretion, shall determine.

(c)            Pubco Distributions. Notwithstanding the provisions of Section 5.03(b), the General Partner, in its sole and absolute discretion, may authorize that cash be paid to Pubco or any of its Subsidiaries (which payment shall be made without pro rata distributions to the other Partners) in exchange for the redemption, repurchase or other acquisition of Units held by Pubco or any of its Subsidiaries to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock in accordance with Section 4.02(b); provided that no distribution (except a distribution relating to redemptions in respect of compensatory equity) shall be made pursuant to this Section 5.03(c) to the extent that, in the General Partner’s reasonable determination, such distribution would reduce distributions under Section 5.03(e).

(d)            Distributions in Kind. Any distributions in kind shall be made at such times and in such amounts as the General Partner, in its sole and absolute discretion, shall determine based on the fair market value of such in kind distributions as determined by the General Partner in its sole and absolute discretion in the same proportions as if distributed in accordance with Section 5.03(b), with all Partners participating in proportion to their respective Percentage Interests. If cash and property are to be distributed in kind simultaneously, the Partnership shall distribute such cash and property in kind in the same proportion to each Partner.

(e)            Tax Distributions.

(i)            Notwithstanding any other provision of this Section 5.03 to the contrary, to the extent permitted by Applicable Law and consistent with the Partnership’s obligations to its creditors as reasonably determined by the General Partner, the Partnership shall make cash distributions by wire transfer of immediately available funds pursuant to this Section 5.03(e)(i) to each Partner with respect to its Units at least two Business Days prior to the date on which any U.S. federal corporate estimated tax payments are due, in an amount equal to such Partner’s Tax Distribution Amount, if any; provided that the General Partner shall have no liability to any Partner in connection with any underpayment of estimated taxes, so long as cash distributions are made in accordance with this Section 5.03(e)(i) and the Tax Distribution Amounts are determined as provided in paragraph (i) of the definition of Tax Distribution Amount.

(ii)            On any date that the Partnership makes a distribution to the Partners with respect to their Units under a provision of Section 5.03 other than Section 5.03(c) or this Section 5.03(e), if the Tax Distribution Amount is greater than zero, the Partnership shall designate all or a portion of such distribution as a Tax Distribution with respect to a Partner’s Units to the extent of the Tax Distribution Amount with respect to such Partner’s Units as of such date (but not to exceed the amount of such distribution). For the avoidance of doubt, such designation shall be performed with respect to all Partners with respect to which there is a Tax Distribution Amount as of such date.

(iii)            Notwithstanding any other provision of this Section 5.03 to the contrary, if the Tax Distribution Amount for a Fiscal Year is greater than zero, to the extent permitted by Applicable Law and consistent with the Partnership’s obligations to its creditors as reasonably determined by the General Partner, the Partnership shall make additional distributions under this Section 5.03(e)(iii) to the extent of such Tax Distribution Amount for such Fiscal Year as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year).

(iv)            Under no circumstances shall Tax Distributions reduce the amount otherwise distributable to any Partner pursuant to this Section 5.03 (other than this Section 5.03(e)) after taking into account the effect of Tax Distributions on the amount of cash or other assets available for distribution by the Partnership.

(v)            Notwithstanding any other provision of this Section 5.03 to the contrary, Tax Distributions shall be made to all Partners on a pro rata basis in accordance with their Percentage Interests, notwithstanding the differing amount of tax liabilities of such Partners, such that each Partner receives at least its Tax Distribution Amount with respect to such Partner’s Units as of the date the Tax Distribution is made. If on the date on which a Tax Distribution is to be made there are not sufficient available funds in the Partnership (or any of its Subsidiaries that are disregarded entities or partnerships for U.S. federal income tax purposes) to distribute the full amount of the relevant Tax Distributions otherwise to be made or any credit agreements or other debt documents to which the Partnership (or any of its Subsidiaries) is a party do not permit the Partnership to receive from its Subsidiaries or distribute to each Partner the full amount of the Tax Distributions otherwise to be made to each such Partner, distributions pursuant to this Section 5.03(e) shall be made to all Partners on a pro rata basis in accordance with their Percentage Interests as of such date to the extent of the available funds.

(f)             Distributions on Account of Unvested Units. Notwithstanding anything to the contrary in this Section 5.03, no distributions shall be made pursuant to Section 5.03(b) on account of any Unvested Unit that is not a Specified Unvested Unit (other than to the extent such distributions are in respect of a Tax Distribution); provided that any distributions in respect of an Unvested Unit (other than a Specified Unvested Unit, which shall be made without regard to this Section 5.03(f)) shall be payable at the same time as such Unvested Unit becomes a Vested Unit, and if such Unvested Unit is forfeited, the former holder of such Unit shall have no right to receive such distributions.

(g)            Distributions Resulting in Violation of Law or Default. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make, or cause to be made, any distribution to any Partner (and the Partnership shall not make any distribution to Pubco) on account of any Unit if such distribution would violate any applicable Law or the terms of any financing agreement of the Pubco, the Partnership or any of its Subsidiaries or result in a default (or an event that, with notice or the lapse of time or both, would constitute a default) thereunder.

(h)            Assignment. Each Partner and its Permitted Transferees shall have the right to assign to any Transferee of Units, pursuant to a Transfer made in compliance with this Agreement, the right to receive any portion of the amounts distributable or otherwise payable to such Partner pursuant to Section 5.03(b).

Section 5.04.      Allocations. (a) Net Income and Net Loss. Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Section 5.04(b), Section 5.04(c) and Section 5.04(d), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Partnership shall be allocated among the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Partner pursuant to Section 5.03(b) if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Partnership were distributed, in accordance with Section 5.03(b), to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b)            Special Allocations. The following special allocations shall be made in the following order:

(i)            Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 5, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.04(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)            Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.04(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)            Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Partner as promptly as possible; provided that an allocation pursuant to this Section 5.04(b)(iii) shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.04(b)(iii) were not in this Agreement.

(iv)            Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partners in a manner determined by the General Partner consistent with Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

(v)            Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(j)(1).

(vi)            Section 754 Adjustments. (A) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership or as a result of a Transfer of a Partner’s interest in the Partnership, as the case may be, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss. (B) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Partners in accordance with their interests in the Partnership in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(c)            Curative Allocations. The allocations set forth in Section 5.04(b)(i) through Section 5.04(b)(vi) and Section 5.04(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 5.04(c). Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines in its sole and absolute discretion appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.04.

(d)            Loss Limitation. Net Loss (or individual items of loss or deduction) allocated pursuant to Section 5.04 hereof shall not exceed the maximum amount of Net Loss (or individual items of loss or deduction) that can be allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss (or individual items of loss or deduction) pursuant to Section 5.04 hereof, the limitation set forth in this Section 5.04(d) shall be applied on a Partner by Partner basis and Net Loss (or individual items of loss or deduction) not allocable to any Partner as a result of such limitation shall be allocated to the other Partners in accordance with the positive balances in such Partner’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Partner under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Any reallocation of Net Loss pursuant to this (d) shall be subject to chargeback pursuant to the curative allocation provision of Section 5.04(c).

Section 5.05.      Other Allocation Rules. (a) Interim Allocations Due to Percentage Adjustment. If a Percentage Interest is the subject of a Transfer or the Partners’ interests in the Partnership change pursuant to the terms of this Agreement during any Fiscal Year, the amount of Net Income and Net Loss (or items thereof) to be allocated to the Partners for such entire Fiscal Year shall be allocated to the portion of such Fiscal Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Fiscal Year, which commences on the date of such prior Transfer or change) and to the portion of such Fiscal Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Fiscal Year, which precedes the date of such subsequent Transfer or change), in accordance with an interim closing of the books, and the amounts of the items so allocated to each such portion shall be credited or charged to the Partners in accordance with Section 5.04 as in effect during each such portion of the Fiscal Year in question. Such allocation shall be in accordance with Section 706 of the Code and the regulations thereunder and made without regard to the date, amount or receipt of any distributions that may have been made with respect to the transferred Percentage Interest to the extent consistent with Section 706 of the Code and the regulations thereunder. As of the date of such Transfer, the Transferee Partner shall succeed to the Capital Account of the Transferor Partner with respect to the transferred Units.

(b)            Tax Allocations: Code Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Partnership and with respect to reverse Code Section 704(c) allocations described in Treasury Regulations 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such Property to the Partnership for federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) using the traditional allocation method without curative allocations under Treasury Regulation 1.704-3(b) or such other allocation method with respect to existing Code Section 704(c) allocation methods or reverse Code Section 704(c) allocation methods that are already applicable with respect to the Partnership. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.05(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulation 1.704-1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement (except for, in the case of reverse Code Section 704(c) allocations, Tax Distributions).

Section 5.06.      Tax Withholding; Withholding Advances. (a) Tax Withholding.

(i)            If requested by the General Partner, each Partner shall, if able to do so, deliver to the General Partner: (A) an affidavit in form satisfactory to the Partnership that the applicable Partner (or its partners, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other law; (B) any certificate that the Partnership may reasonably request with respect to any such laws; and/or (C) any other form or instrument reasonably requested by the Partnership relating to any Partner’s status under such law. In the event that a Partner fails or is unable to deliver to the Partnership an affidavit described in (A) of the immediately preceding sentence, the Partnership may withhold amounts from such Partner in accordance with Section 5.06(b).

(ii)            After receipt of a written request of any Partner, the Partnership shall use commercially reasonable efforts to provide such information to such Partner and to take such other action as may be reasonably necessary to assist such Partner in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Partner hereunder to the extent not adverse to the Partnership or any Partner. In addition, the Partnership shall, at the reasonable request of any Partner, make or cause to be made (or cause the Partnership to make) any such filings, applications or elections; provided that any such requesting Partner shall use commercially reasonable efforts to cooperate with the Partnership, with respect to any such filing, application or election to the extent reasonably determined by the Partnership and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related thereto shall be paid and borne by such requesting Partner or, if there is more than one requesting Partner, by such requesting Partners in accordance with their Relative Percentage Interests.

(b)            Withholding Advances. To the extent the Partnership is required by Applicable Law to withhold or to make tax payments on behalf of or with respect to any Partner (including backup withholding and any tax payment made by the Partnership pursuant to Section 6225 of the Code that is attributable to such Partner) (“Withholding Advances”), the Partnership may withhold such amounts and make such tax payments as so required.

(c)            Repayment of Withholding Advances. All Withholding Advances made on behalf of a Partner, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum, shall (i) be paid on demand by the Partner on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Partner’s Capital Account except to the extent that the Withholding Advances previously reduced such Partner’s Capital Account) or (ii) with the consent of the General Partner and the affected Partner, be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever repayment of a Withholding Advance by a Partner is made as described in clause (ii) of the immediately preceding sentence, for all other purposes of this Agreement, such Partner shall be treated as having received all distributions (whether before or upon any Dissolution Event) unreduced by the amount of such Withholding Advance and interest thereon.

(d)            Reimbursement of Liabilities with Respect to Withholding Advances. Each Partner hereby agrees to reimburse the Partnership for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Partner (including penalties imposed with respect thereto). The obligation of a Partner to reimburse the Partnership for taxes pursuant to this Section 5.06 shall survive and continue after such Partner Transfers its Units with respect to all payments or allocations to such Partner that were made prior to the date of such Transfer.

Article 6
Certain Tax Matters

Section 6.01.      Tax Matters Representative.

(a)            The General Partner is hereby appointed the “tax matters partner” or the “partnership representative,” as the case may be (in each case, the “Tax Matters Representative”), of the Partnership under Section 6231 of the Code prior to the enactment of U.S. Public Law 114-74 or Section 6223 of the Code, as applicable, and any similar provision of state, local and non-U.S. law. The Partnership shall not be obligated to pay any fees or other compensation to the Tax Matters Representative in its capacity as such, but the Partnership shall reimburse the Tax Matters Representative for all reasonable out-of-pocket costs and expenses (including attorneys’ and other professional fees) incurred by it in its capacity as the Tax Matters Representative. The Partnership shall defend, indemnify, and hold harmless the Tax Matters Representative against any and all liabilities sustained or incurred as a result of any act or decision concerning Partnership tax matters and within the scope of such Partner’s responsibilities as the Tax Matters Representative, so long as such act or decision was done or made in good faith and does not constitute gross negligence or willful misconduct. The Partners acknowledge that the Partnership may make the election described in Section 6226 of the Code and any analogous election under state, local or non-U.S. law to the extent such election is available under Applicable Law.

Section 6.02.      Section 754 Elections. To the extent that the Partnership or any Subsidiary of the Partnership that is treated as a partnership for U.S. federal income tax purposes has not previously made a valid election under Section 754 of the Code (and a corresponding election under state and local law), the Partnership shall make, and shall cause any such Subsidiary of the Partnership to make, such election effective starting with the taxable year that includes the Effective Time, and the General Partner shall not take any action to revoke such elections.

Section 6.03.      Debt Allocation. Indebtedness of the Partnership treated as “excess nonrecourse liabilities” (as defined in Treasury Regulation Section 1.752-3(a)(3)) shall be allocated among the Partners based on their Percentage Interests; provided that the Partnership may use an alternative method under the applicable Treasury Regulations to allocate such excess nonrecourse liabilities if such method would not reasonably be expected to be adverse to any Partner.

Article 7
Management of the Partnership; Expenses of Pubco Partners and the General Partner

Section 7.01.      Management by the General Partner. Except as otherwise specifically set forth in this Agreement, the General Partner shall be deemed to be the “general partner” of the Partnership within the meaning of the Delaware Act. Except as expressly provided in this Agreement or the Delaware Act, the day-to-day business and affairs of the Partnership and its Subsidiaries shall be managed, operated and controlled by the General Partner in accordance with the terms of this Agreement and no other Partners, in their capacities as Partners, individually or collectively, shall have any management authority or rights over the day-to-day business and affairs of the Partnership and its Subsidiaries. The General Partner is, to the extent of its rights and powers set forth in this Agreement, an agent of the Partnership for the purpose of the Partnership’s and its Subsidiaries’ business, and the actions of the General Partner taken in accordance with such rights and powers, shall bind the Partnership (and no other Partners, individually or collectively, shall have such right). Except as expressly provided in this Agreement, the General Partner shall have all necessary powers to carry out the purposes, business and objectives of the Partnership and its Subsidiaries. The General Partner shall have the power and authority to delegate to one or more other Persons the General Partner’s rights and powers to manage and control the business and affairs of the Partnership, including to delegate to agents and employees of a Partner or the Partnership (including any officer or Subsidiary of a Partner or the Partnership), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The General Partner may authorize any Person (including any Partner or officer or Subsidiary of the Partnership) to enter into and perform any document on behalf of the Partnership or any Subsidiary. The General Partner shall not (a) engage in any non-Business activity or (b) own any material assets other than Units and/or any cash or other property or assets distributed by, or otherwise received from, the Partnership, without the prior written consent of the Partners, unless the General Partner determines in good faith that such actions or ownership are in the best interest of the Partnership.

Section 7.02.      Removal, Replacement and Withdrawal of the General Partner. (a) Subject to Section 7.02(b), only the GP Entity (and, for the avoidance of doubt, no other Partner) may remove the General Partner from its capacity as such or otherwise replace or designate any Person as an additional or replacement General Partner.

(b)            The General Partner may withdraw as the General Partner and appoint as its successor, at any time upon written notice to the Partnership, (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or with which Pubco is consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice.

Section 7.03.      Decisions by the Partners. (a) Other than the General Partner, the Partners shall take no part in the management or control of the Partnership or its business and shall transact no business for the Partnership and shall have no power to act for or to bind the Partnership or to assume any obligation or responsibility on behalf of the Partnership or any other Partner; provided that the Partnership may engage any Partner or principal, partner, equityholder or other interest holder thereof as an employee, independent contractor or consultant to the Partnership, in which event the duties and liabilities of such individual or firm with respect to the Partnership as an employee, independent contractor, consultant or other agent, as applicable, shall be governed by the terms of such engagement with the Partnership.

(b)            Except as otherwise expressly provided in this Agreement, the Partners shall not have the power or authority to vote, approve or consent to any matter or action taken by the Partnership. Except as otherwise expressly provided in this Agreement, any proposed matter or action that is subject to the vote, approval or consent of the Partners shall require the approval of a majority in interest of the Partners or such class of Partners, as the case may be (by (x) resolution at a duly convened meeting of the Partners or (y) written consent of the Partners). Except as otherwise expressly provided in this Agreement, all Partners shall vote together as a single class on any matter that is subject to the vote, approval or consent of the Partners. In the case of any such approval, a majority in interest of the Partners may call a meeting of the Partners at such time and place or by means of telephone or other communications facility that permits all persons participating in such meeting to hear and speak to each other for the purpose of a vote thereon. Notice of any such meeting shall be required, which notice shall include a brief description of the action or actions to be considered by the Partners. Unless waived by any such Partner in writing, notice of any such meeting shall be given to each Partner at least four days prior thereto. Attendance or participation of a Partner at a meeting shall constitute a waiver of notice of such meeting, except when such Partner attends or participates in the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened. Any action required or permitted to be taken at any meeting of the Partners may be taken without a meeting, if a consent in writing, setting forth the actions so taken, shall be signed by Partners sufficient to approve such action pursuant to this Section 7.03(b). A copy of any such consent in writing shall be provided to the Partners promptly after its execution.

(c)            For the avoidance of doubt, the Partnership shall not be required to hold an annual meeting of the Partners.

Section 7.04.      Duties. (a) The parties acknowledge that the General Partner will take action through Pubco’s board of directors and officers, and that the members of Pubco’s board of directors and officers will owe fiduciary duties to the stockholders of Pubco. The General Partner will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the General Partner, to minimize any conflict of interest between the Partners, on the one hand, and the stockholders of Pubco, on the other hand, and to effectuate any transaction that involves or affects any of the Partnership, the General Partner, the Partners and/or the stockholders of Pubco in a manner that does not (i) advantage or disadvantage the Partners or their interests relative to the stockholders of Pubco, (ii) advantage or disadvantage the stockholders of Pubco relative to the Partners or (iii) treats the Partners and the stockholders of Pubco differently; provided that in the event of a conflict between the interests of the stockholders of Pubco and the interests of the Non-Pubco Partners, the General Partner shall discharge its fiduciary duties to such Non-Pubco Partners by acting in the best interests of Pubco’s stockholders.

Section 7.05.      Officers. (a) Appointment of Officers. The General Partner may from time to time appoint individuals as officers (“Officers”) of the Partnership, which may include such officers as the General Partner determines in its sole and absolute discretion are necessary and appropriate. No Officer need be a Partner. An individual may be appointed to more than one office of the Partnership. If an Officer is also an officer of the General Partner or Pubco, then Section 7.04 shall apply to such Officer in the same manner as it applies to the General Partner.

(b)            Authority of Officers. The Officers shall have the duties, rights, powers and authority as may be prescribed or otherwise delegated by the General Partner in its sole and absolute discretion from time to time.

(c)            Removal, Resignation and Filling of Vacancy of Officers. The General Partner may in its sole and absolute discretion remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Partnership and such resignation shall take effect at the date of the receipt of such notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Partnership or such Officer under this Agreement. A vacancy in any office of the Partnership because of death, resignation, removal or otherwise may be filled by the General Partner in its sole and absolute discretion.

Section 7.06.      Expenses of Pubco Partners and the General Partner. (a) The General Partner agrees that all Reimbursable Expenses will be capitalized into the Partnership and paid by the Partnership (or promptly reimbursed or advanced to the Pubco Partner or the General Partner, as applicable). Without limiting the foregoing, the General Partner will establish procedures for periodic or more frequent reimbursement or advancement of Reimbursable Expenses in accordance with this Section 7.06(a) that are reasonably acceptable to the Pubco Partner and acceptable to the Partnership’s and the Pubco Partner’s independent auditors.

(b)            The Partners intend that, to the fullest extent reasonably practicable and consistent with all Applicable Laws, including with respect to tax, any amounts reimbursed or advanced in accordance with Section 7.06(a) (i) be treated as an expense of the Partnership, to be borne by the Partners in proportion to their Percentage Interests, subject to the other terms and conditions of this Agreement and (ii) not be treated as a distribution to the Pubco Partner or the General Partner under Article 5 and not be taken into account in determining the amounts of any such distributions.

Article 8
Transfers of Interests

Section 8.01.      Restrictions on Transfers. (a) Except as expressly permitted by Section 8.02, and subject to Section 8.01(b), Section 8.01(c), Section 8.01(d), Section 8.01(e) and/or any other agreement between such Partner and the Partnership, Pubco or any of their controlled Affiliates, without the prior written approval of the General Partner, no Partner shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Partnership pursuant thereto, to any Person that is not a Permitted Transferee of such Partner. Any such Transfer of Units by a Partner which is not in compliance with the provisions of this Agreement shall be deemed a Transfer of Units by such Partner in violation of this Agreement (and a breach of this Agreement by such Partner) and shall be null and void ab initio. Notwithstanding anything to the contrary in this Article 8, (i) Section 10.03 shall govern the exchange of Units for shares of Class A Common Stock, and an exchange pursuant to, and in accordance with, Section 10.03 shall not be considered a “Transfer” of Units for purposes of this Agreement and (ii) any Transfer of shares of Class A Common Stock shall not be considered a “Transfer” for purposes of this Agreement.

(b)            Notwithstanding anything to the contrary in this Agreement, no Partner shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Partnership pursuant thereto, to any Person unless such Partner concurrently Transfers a corresponding number of shares of Class B Common Stock to the same person in accordance with the provisions of Pubco’s certificate of incorporation, as it may be amended from time to time in accordance with the terms thereof. In the event that any Unit ceases to be held directly or indirectly by a holder of shares of Class B Common Stock as set forth in the books and records of Pubco, such Unit, if not Transferred to another holder of shares of Class B Common Stock in a manner that would result in such other holder holding a number of shares of Class B Common Stock equivalent to the number of Units held by such other holder, shall automatically and without further action on the part of the Partnership, the General Partner or such holder be transferred to the Partnership for no consideration and thereupon shall be retired.

(c)            Except as otherwise expressly provided in this Agreement, it shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this Article 8 that:

(i)            the Transferor shall have provided to the Partnership prior written notice of such Transfer;

(ii)            the Transfer shall comply with all Applicable Laws and the General Partner shall be satisfied that such Transfer will not result in a violation of the Securities Act or any other Applicable Law;

(iii)            the Transfer shall not result in the Partnership (A) not being exempt from registration as an “investment company” under the Investment Company Act of 1940, as amended, (B) being required to register interests with the SEC under the Securities Exchange Act of 1934, as amended, (C) the termination of the Partnership or a Subsidiary of the Partnership under the Code, (D) all or any portion of the assets of the Partnership or the actions of the General Partner becoming or being subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (or any federal, state, local or non-U.S. law that is substantially similar to Title I of ERISA or Section 4975 of the Code);

(iv)            the Transfer shall not result in Units being held by any Person, as determined by the General Partner in its sole and absolute discretion, to whom a sale or Transfer of Units, or in relation to whom the holding of Units: (A) would or could be in breach of the laws or requirements of any jurisdiction or Governmental Authority or in circumstances (whether directly or indirectly affecting such Person, and whether taken alone or in conjunction with other Persons, connected or not, or any other circumstances) appearing to the General Partner to be relevant or (B) might result in the Partnership, the General Partner or Pubco incurring a liability with respect to taxation or suffering a pecuniary, fiscal, legal, administrative or regulatory disadvantage; and

(v)            the Transfer would not require that the Transferee make an offer to holders of shares of Class A Common Stock to acquire shares of Class A Common Stock on the same terms and conditions under applicable securities laws, if Units that are the subject of such Transfer were redeemed for shares of Class A Common Stock pursuant to Article 10.

(d)            Notwithstanding any other provision of this Agreement to the contrary, no Partner shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Partnership pursuant thereto, if such Transfer (i) would result or does result in the Partnership having more than 95 partners, within the meaning of U.S. Treasury Regulations Section 1.7704-1(h)(1) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)) or (ii) in the sole and absolute discretion of the General Partner, could cause the Partnership to be classified, currently or in the future, as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder or otherwise as an association taxable as a corporation for U.S. federal income tax purposes.

(e)            Any Transfer of Units pursuant to this Agreement, including this Article 8, shall be subject to the provisions of Section 3.01 and Section 3.02.

Section 8.02.      Certain Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, but subject to Section 8.01(b), Section 8.01(c), Section 8.01(d), Section 8.01(e) and/or any other agreement between a Transferring Partner and the Partnership, the following Transfers shall be permitted:

(a)            any Transfer by any Partner of its Units pursuant to a Disposition Event (as such term is defined in the certificate of incorporation of Pubco, as it may be amended from time to time in accordance with the terms thereof);

(b)            any Transfer by any Partner of Units to any Transferee approved in writing by the General Partner in its sole and absolute discretion; and

(c)            any Transfer of all or any portion of a Partner’s Units to a Permitted Transferee of such Partner.

Section 8.03.      Distributions. Notwithstanding anything in this Article 8 or elsewhere in this Agreement to the contrary, if a Partner Transfers all or any portion of its Units after the designation of a record date and declaration of a distribution pursuant to Article 5 and before the payment date of such distribution, the Transferring Partner (and not the Person acquiring all or any portion of such Units) shall be entitled to receive such distribution in respect of such Transferred Units and the Person acquiring all or any portion of such Units shall take all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in this Section 8.03.

Article 9
Certain Other Agreements

Section 9.01.      Partnership Call Right. In connection with (i) any Involuntary Transfer by any Non-Pubco Partner or (ii) any Transfer of Units that would result in (or has resulted in) a Violation (as defined in Pubco’s certificate of incorporation), as determined by Pubco’s board in accordance with Pubco’s certificate of incorporation, the Partnership or the General Partner may, in the General Partner’s sole and absolute discretion, elect to purchase from such Non-Pubco Partner and/or the Transferee(s) in any such Transfer described in the foregoing clause (i) or (ii) (each, a “Call Partner”) any or all of the Units so Transferred or so held by such Call Partner (or such Call Partner’s Permitted Transferees), as applicable (“Call Units”), at any time by delivery of a written notice (a “Call Notice”) to such Call Partner; provided that the General Partner shall exercise the call right provided for in Section 9.01 upon Pubco’s redemption of any shares of Class B Common Stock in connection with any Transfer of shares of Class B Common Stock that would result in (or has resulted in) a Violation (as defined in Pubco’s certificate of incorporation), as determined by Pubco’s board in accordance with Pubco’s certificate of incorporation, and the number of Call Units subject to such call right shall be equivalent to the number of shares of Class B Common Stock subject to such redemption. The Call Notice shall set forth the Unit Redemption Price and the proposed closing date of such purchase of such Call Units; provided that such closing date shall be within 90 days following the date of such Call Notice. At the closing of any such purchase, in exchange for the payment by the Partnership or the General Partner to a Call Partner of the Unit Redemption Price in cash (if applicable), (i) such Call Partner shall deliver its Call Units, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the Partnership or the General Partner, as applicable, duly executed by such Call Partner and accompanied by all requisite transfer taxes, if any, (ii) such Call Units shall be free and clear of any Liens and (iii) such Call Partner shall so represent and warrant and further represent and warrant that it is the sole beneficial and record owner of such Call Units. Following such closing, such Call Partner shall no longer be entitled to any rights in respect of its Call Units, including any distributions of the Partnership or Pubco thereupon (other than the right to the payment of the Unit Redemption Price at such closing), and, to the extent any such Call Partner does not hold any Units from and after such closing, such Call Partner shall thereupon cease to be a Partner of the Partnership and, to the extent any such Call Partner does not hold any shares of Pubco Common Stock from and after such closing, shall thereupon cease to be a stockholder of Pubco.

Section 9.02.      Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions, (ii) issuances or sales by the Partnership of any class or series of Units or other Equity Securities of the Partnership, whether currently existing and unissued or hereafter created, (iii) issuances of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Units or other Equity Securities of the Partnership, (iv) issuances of any right of subscription to or right to receive, or any warrant or option for the purchase of, any Units or other Equity Securities of the Partnership or (v) issuances or sales of any other securities that may be issued or sold by the Partnership.

Article 10
Redemption and Exchange Rights

Section 10.01.  Redemption Right of a Partner.

(a)            Notwithstanding any provision to the contrary in this Agreement and without the need for approval by the General Partner or consent by any other Partners, each Non-Pubco Partner shall be entitled to cause the Partnership to redeem (a “Redemption”) all or any portion of its Units (the “Redemption Right”) at any time on the terms and conditions set forth in this Article 10; provided that the General Partner may force a Non-Pubco Partner to exercise its Redemption Right at any time at which such Non-Pubco Partner holds fewer than 15,000 Units. A Non-Pubco Partner desiring to exercise its Redemption Right (the “Redeeming Partner”) shall exercise such right by giving written notice in the form attached hereto as Exhibit A (the “Redemption Notice”) to the Partnership (with a copy to Pubco). The Redemption Notice shall specify the number of Units (the “Redeemed Units”) that the Redeeming Partner intends to have the Partnership redeem; provided that a Redemption Notice may be conditioned by the Redeeming Partner on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption; provided, further, that an Award Unit may not be redeemed unless it is a Vested Unit. The Partnership shall use commercially reasonable efforts to effect the such redemption and cause it to be completed and effective on the earliest date practicable following delivery of the Redemption Notice (the “Redemption Date”); provided that the Redemption Date shall be (i) a Business Day and (ii) not less than five Business Days from the date of delivery of such Redemption Notice (unless and to the extent the General Partner in it is sole and absolute discretion agrees in writing to waive such time period); provided, further, that the Partnership, Pubco and the Redeeming Partner may change the number of Redeemed Units and/or the Redemption Date to another number and/or date by mutual agreement signed in writing by each of them. Unless the Redeeming Partner has timely delivered a Retraction Notice as provided in Section 10.01(b) or has revoked or delayed a Redemption as provided in Section 10.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (A) the Redeeming Partner shall transfer and surrender the Redeemed Units to the Partnership, free and clear of all Liens and (B) the Partnership shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Partner the consideration to which the Redeeming Partner is entitled under Section 10.01(b) and (z) if the Units are certificated, issue to the Redeeming Partner a certificate for a number of Units equal to the difference (if any) between the number of Units evidenced by the certificate surrendered by the Redeeming Partner pursuant to the immediately preceding clause (A) and the Redeemed Units.

(b)            In exercising its Redemption Right, a Redeeming Partner shall be entitled to receive the number of shares of Class A Common Stock equal to the number of Redeemed Units (the “Share Settlement”) or the immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent Amount (the “Cash Settlement”); provided that Pubco shall have the sole and exclusive right and option as provided in Section 10.02 and subject to Section 10.01(d) to select whether the redemption payment is made by means of a Share Settlement or a Cash Settlement; provided, further, that if the Redeeming Partner is an Affiliate of the Partnership or Pubco, the decision by Pubco to effect the redemption payment as a Share Settlement or a Cash Settlement must be approved by the audit committee of Pubco (or the chair of such committee). Within two Business Days of delivery of the Redemption Notice, Pubco shall give written notice (the “Contribution Notice”) to the Partnership (with a copy to the Redeeming Partner) of its intended settlement method with respect to the applicable redemption, but if Pubco does not timely deliver a Contribution Notice, Pubco shall be deemed to have elected the Share Settlement method with respect to such redemption. If Pubco elects the Cash Settlement method, the Redeeming Partner may retract and revoke its Redemption Notice by giving written notice (the “Retraction Notice”) to the Partnership (with a copy to Pubco) within one Business Days of delivery of the Contribution Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Partner’s, the Partnership’s and Pubco’s rights and obligations under this Section 10.01 arising from the Redemption Notice that has been retracted pursuant to such Retraction Notice.

(c)            In the event that Pubco elects a Share Settlement in connection with a Redemption, a Redeeming Partner shall be entitled to retract and revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Partner at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) Pubco shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Partner to have its Class A Common Stock registered at or immediately following the consummation of the Redemption; (iv) Pubco shall have disclosed to such Redeeming Partner any material non-public information concerning Pubco, the receipt of which results in such Redeeming Partner being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and Pubco does not permit such disclosure); (v) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Partner at or immediately following the Redemption shall have been issued by the SEC; (vi) there shall have occurred a material and adverse disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Authority that restrains or prohibits the Redemption; or (viii) the Redemption Date would occur three Business Days or less prior to, or during, any “black-out” or similar period under Pubco’s policies covering trading in the Pubco’s securities to which the applicable Redeeming Partner is subject, which period restricts the ability of such Redeeming Partner to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Partner in connection with a Share Settlement; provided that in no event shall the Redeeming Partner seeking to revoke its Redemption Notice or delay the consummation of such Redemption and relying on any of the matters contemplated in the immediately preceding clauses (i) through (viii) above have controlled or intentionally materially influenced any facts, circumstances or Persons in connection therewith (except, if applicable, in the good faith performance of his or her duties as an officer or director of Pubco) in order to provide such Redeeming Partner with a basis for such delay or revocation. If a Redeeming Partner delays the consummation of a Redemption pursuant to this Section 10.01(c), the Redemption Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as Pubco, the Partnership and such Redeeming Partner may agree in writing).

(d)            The number of shares of Class A Common Stock or the Redeemed Units Equivalent Amount that a Redeeming Partner is entitled to receive under Section 10.01(b) (whether through a Share Settlement or Cash Settlement, as determined by Pubco under, and in accordance with, Section 10.01(b)) shall not be adjusted on account of any distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided that if a Redeeming Partner causes the Partnership to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any distribution with respect to the Redeemed Units but prior to payment of such distribution, the Redeeming Partner shall be entitled to receive such distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Partner transferred and surrendered the Redeemed Units to the Partnership prior to such date (but, in each case, only if Pubco has declared a corresponding dividend of all amounts receivable by Pubco in such distribution with a record date for such dividend that is no later than the record date for such distribution).

(e)            In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then in exercising its Redemption Right a Redeeming Partner shall be entitled to receive the amount of such security that the Redeeming Partner would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

Section 10.02.  Election and Contribution of Pubco. In connection with the exercise of a Redeeming Partner’s Redemption Rights under Section 10.01(a), Pubco shall contribute to the Partnership the consideration the Redeeming Partner is entitled to receive under Section 10.01(b). Unless the Redeeming Partner has timely delivered a Retraction Notice as provided in Section 10.01(b) or has revoked or delayed a Redemption as provided in Section 10.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (a) Pubco shall make its Capital Contribution to the Partnership (in the form of the Share Settlement or the Cash Settlement) required under this Section 10.02 and (b) the Partnership shall issue to Pubco a number of Units equal to the number of Redeemed Units surrendered by the Redeeming Partner. Notwithstanding any other provisions of this Agreement to the contrary, in the event that Pubco elects a Cash Settlement, Pubco shall only be obligated to contribute to the Partnership an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by Pubco of a number of shares of Class A Common Stock equal to the number of Redeemed Units to be redeemed with respect to such Cash Settlement; provided that Pubco’s Capital Account shall be increased by an amount equal to any discount relating to such sale of shares of Class A Common Stock. The timely delivery of a Retraction Notice shall terminate all of the Partnership’s and Pubco’s rights and obligations under this Section 10.01(e) arising from the Redemption Notice.

Section 10.03.  Exchange Right of Pubco.

(a)            Notwithstanding anything to the contrary in this Article 10, Pubco may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Partner and Pubco (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 10.03, Pubco shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b)            Pubco may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Partnership and the Redeeming Partner setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by Pubco at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 10.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if Pubco had not delivered an Exchange Election Notice.

Section 10.04.  Tender Offers and Other Events with Respect to Pubco.

(a)            In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders and approved by the board of directors of Pubco or is otherwise effected or to be effected with the consent or approval of the board of directors of Pubco, the holders of Units (other than Units held by a Pubco Partner and any Units that have not vested) shall be permitted to participate in such Pubco Offer by delivery of a notice of exchange (which notice of exchange shall be effective immediately prior to the consummation of such Pubco Offer (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer and not be effective if such Pubco Offer is not consummated)). In the case of a Pubco Offer proposed by Pubco, Pubco will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of Units (other than Units held by a Pubco Partner and any Units that have not vested) to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided that, without limiting the generality of this sentence, Pubco will use its reasonable efforts expeditiously and in good faith to ensure that such holders may participate in each such Pubco Offer without being required to exchange Units to the extent such participation is practicable. For the avoidance of doubt (but subject to Section 10.04(c)), in no event shall the holders of Units be entitled to receive in such Pubco Offer aggregate consideration (other than pursuant to the Tax Receivables Agreement) for each Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer.

(b)            Notwithstanding any other provision of this Agreement, if a Disposition Event (as such term is defined in the Pubco certificate of incorporation, as it may be amended from time to time in accordance with the terms thereof) is approved by the board of directors of Pubco and consummated in accordance with Applicable Law, at the request of the Partnership (or following such Disposition Event, its successor) or Pubco (or following such Disposition Event, its successor), each of the holders of Units (other than any Units that have not vested) shall be required to exchange with Pubco, at any time and from time to time after, or simultaneously with, the consummation of such Disposition Event, all of such holder’s Units for aggregate consideration for each LP Unit that is equivalent to the consideration payable in respect of each share of Class A Common Stock in connection with the Disposition Event; provided that in the event of a Disposition Event intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, a holder shall not be required to exchange LP Units pursuant to this Section 10.04(b) unless, as a part of such transaction, the holders are permitted to exchange their LP Units for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for the direct and indirect holders of LP Units (except to the extent that property other than securities is received in such exchange), based on a “should” or “will” level opinion from independent tax counsel of recognized standing and expertise.

(c)            Notwithstanding any other provision of this Agreement, in a Disposition Event, payments under or in respect of the Tax Receivables Agreement shall not be considered part of the consideration payable in respect of any Unit or share of Class A Common Stock in connection with such Disposition Event for the purposes of Section 10.04(a) and Section 10.04(b).

Section 10.05.  Reservation of Shares of Class A Common Stock; Certificate of Incorporation of Pubco. At all times, Pubco shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Redemption or a Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Redemption or Direct Exchange pursuant to Share Settlements; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of Pubco) or the delivery of cash pursuant to a Cash Settlement. Pubco shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Redemption or Direct Exchange to the extent a registration statement is effective and available for such shares. Pubco covenants that all Class A Common Stock issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article 10 shall be interpreted and applied in a manner consistent with the corresponding provisions of Pubco’s certificate of incorporation, as it may be amended from time to time in accordance with the terms thereof.

Section 10.06.  Effect of Redemption or Direct Exchange. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Partners and the Redeeming Partner (to the extent of such Redeeming Partner’s remaining interest in the Partnership following such Redemption or Direct Exchange). No Redemption or Direct Exchange shall relieve a Redeeming Partner of any prior breach of this Agreement.

Section 10.07.  Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between Pubco and the Redeeming Partner for U.S. federal and applicable state and local income tax purposes.

Section 10.08.  Withholding. Without limiting Section 5.06(b), Pubco and the General Partner, in its own capacity and on behalf of the Partnership, will be entitled to deduct and withhold from any consideration otherwise payable to any Person under Article 10 any amounts Pubco, the General Partner or the Partnership, respectively, is required or permitted to deduct and withhold with respect to such payment under by Applicable Law, or would be permitted to withhold if an equal amount were remitted to the appropriate taxing authority. To the extent that amounts are so withheld, the withheld amounts will be treated for all purposes as having been paid to the Person in respect of which such deduction and withholding was made. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Person exceeds the cash portion of the consideration otherwise payable to the Person under Article 10, Pubco and the General Partner, on behalf of the Partnership, are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Pubco or the Partnership, as the case may be, to enable it to comply with the deduction or withholding requirement (or make such permitted deduction) and Pubco or the General Partner, on behalf of the Partnership, will notify the Person and remit to the Person any unapplied balance of the net proceeds of such sale.

Section 10.09.  Exchange of Award Units Upon Termination of Employment, Death or Disability. Upon the termination of the employment of a Partner with any Pubco Partner, the General Partner or the Partnership (or any controlled Affiliate of any of the foregoing), all Award Units held by such Partner and not forfeited, if any, will automatically be subject to, at Pubco’s option, a Redemption or a Direct Exchange subject to, and in accordance with, Article 10; provided that any such Redemption or Direct Exchange pursuant to this Section 10.09 will be effective immediately prior to the termination of employment of such Partner.

Section 10.10.  Additional Restrictions and Requirements. Notwithstanding anything to the contrary herein:

(a)            Redemption shall be permitted (and, if attempted, shall be null and void ab initio) unless the Redemption will not cause the Partnership to be treated as a “publicly traded partnership” under Section 7704 of the Code (or any successor or similar provision) or otherwise cause the Partnership to cease to be classified as a partnership for tax purposes, in each case, as determined by the General Partner in its sole and absolute discretion after consultation with outside legal counsel and tax advisors.

(b)            Pubco shall bear all of its own expenses in connection with the consummation of any Redemption, whether or not any such Redemption is ultimately consummated, including any transfer taxes, stamp taxes or duties or other similar taxes in connection with, or arising by reason of, any Redemption (but not, in any case, any income taxes or other similar taxes); provided that if any portion of a Share Settlement is to be delivered in a name other than that of the Redeeming Partner that requested the Redemption, then such Redeeming Partner and/or the Person in whose name such shares are to be delivered shall pay to Pubco the amount of any transfer taxes, stamp taxes or duties or other similar taxes in connection with, or arising by reason of, such Redemption or shall establish to the reasonable satisfaction of Pubco that such tax has been paid or is not payable. Except as otherwise may separately be agreed by the Partnership, the Redeeming Partner shall bear all of its own expenses in connection with the consummation of any Redemption (including, for the avoidance of doubt, expenses incurred by such Redeeming Partner in connection with any Redemption that are invoiced to the Partnership).

Article 11
Limitation on Liability, Exculpation and Indemnification

Section 11.01.  Limitation on Liability. The debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership; provided that the foregoing shall not alter a Partner’s obligation to return funds wrongfully distributed to it.

Section 11.02.  Exculpation and Indemnification; Elimination of Fiduciary Duties. (a) Subject to the duties of the General Partner and Officers set forth in this Agreement, neither the General Partner nor any other Covered Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Partnership or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Partnership. There shall be, and each Covered Person shall be entitled to, a presumption that such Covered Person acted in good faith. None of the Partners shall have any fiduciary duties to any other Partner, the Partnership or any other Person, and any duties or implied duties (including fiduciary duties) of any Partner to any other Partner or the Partnership that would otherwise apply at law (common or statutory) or in equity are hereby eliminated to the fullest extent permitted under any Applicable Law.

(b)            A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

(c)            The Partnership shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable out-of-pocket fees and expenses of counsel and other advisors), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Partnership’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount (i) is a result of a Covered Person not acting in good faith on behalf of the Partnership or arose as a result of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Partnership, (ii) results from the breach by such Covered Person of Section 9.01 or (iii) results from the breach by any Partner (in such capacity) of its contractual obligations under this Agreement. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Partnership’s business or affairs, or this Agreement or any related document, other than (x) by reason of any act or omission performed or omitted by such Covered Person that was not in good faith on behalf of the Partnership or constituted a willful commission by such Covered Person of an act that is dishonest and materially injurious to the Partnership or (y) as a result of any breach by such Covered Person of Section 9.01, the Partnership shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to indemnification by, or contribution from, the Partnership in connection with such action, suit, proceeding or investigation. If for any reason (other than the bad faith of a Covered Person or the willful commission by such Covered Person of an act that is dishonest and materially injurious to the Partnership) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations. There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith.

(d)            The obligations of the Partnership under Section 11.02(c) shall be satisfied solely out of and to the extent of the Partnership’s assets, and no Covered Person shall have any personal liability on account thereof.

(e)            Given that certain Jointly Indemnifiable Claims may arise by reason of the service of a Covered Person to the Partnership and/or as a director, trustee, officer, partner, Partner, manager, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Partnership (collectively, the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Partnership acknowledges and agrees that the Partnership shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) in each case, actually and reasonably incurred by or on behalf of a Covered Person in connection with either the investigation, defense or appeal of a claim, demand, action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder (collectively, “Expenses”) in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the Delaware Act, (ii) this Agreement, (iii) any other agreement between the Partnership or any Controlled Entity and the Covered Person pursuant to which the Covered Person is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, certificate of qualification or other organizational or governing documents of any Controlled Entity (the sources set forth in the foregoing clauses (i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Covered Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Partnership or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Covered Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Partnership or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Covered Person in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (A) the Partnership shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (B) to the extent not previously and fully reimbursed by the Partnership and/or any Controlled Entity pursuant to clause (A), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Covered Person against the Partnership and/or any Controlled Entity, as applicable, and (C) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Partnership and the Covered Person agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 11.02(e), entitled to enforce this Section 11.02(e) as though each such Indemnitee-Related Entity were a party to this Agreement. The Partnership shall cause each of the Controlled Entities to perform the terms and obligations of this Section 11.02(e) as though each such Controlled Entity was the “Partnership” under this Agreement. For purposes of this Section 11.02(e), the following terms shall have the following meanings:

(ii)            The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Partnership, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Partnership or any Controlled Entity) from whom a Covered Person may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Partnership or any Controlled Entity may also have an indemnification or advancement obligation.

(iii)            The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any claim, demand, action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of Expenses from both (A) the Partnership and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (B) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Covered Person pursuant to which the Covered Person is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(f)             The rights conferred on any Covered Person by this Section 11.02 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Agreement, agreement, vote of Partners, by determination of the General Partner or otherwise. Further, the Partnership shall have the power and authority to provide indemnification, advancement of expenses and other similar rights to other Persons (including by agreements with Partners of the board of directors of Pubco) as is approved by the General Partner.

Article 12
Dissolution and Termination

Section 12.01.  Dissolution. (a) The Partnership shall not be dissolved by the admission of Additional Partners or Substitute Partners pursuant to Section 3.02.

(b)            No Partner shall (i) resign from the Partnership prior to the dissolution and winding up of the Partnership except in connection with a Transfer of Units pursuant to the terms of this Agreement or (ii) take any action to dissolve, terminate or liquidate the Partnership or to require apportionment, appraisal or partition of the Partnership or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Partner, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under Applicable Law, including any right to petition a court for judicial dissolution under Section 17-802 of the Delaware Act.

(c)            The Partnership shall be dissolved and its business wound up only upon the earliest to occur of any one of the following events (each a “Dissolution Event”):

(i)            The expiration of 45 days after the sale or other disposition of all or substantially all the assets of the Partnership;

(ii)            upon the approval of the General Partner;

(iii)            the entry of a decree of dissolution of the Partnership under Section 17-802 of the Delaware Act; or

(iv)            at any time there are no Partners of the Partnership, unless the Partnership is continued in accordance with the Delaware Act.

(d)            The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Partner or the occurrence of any other event that terminates the continued existence of a Partner shall not in and of itself cause dissolution of the Partnership.

Section 12.02.  Winding Up of the Partnership. (a) The General Partner shall promptly notify the other Partners of any Dissolution Event. Upon dissolution, the Partnership’s business shall be liquidated in an orderly manner. The General Partner shall appoint a liquidating trustee to wind up the affairs of the Partnership pursuant to this Agreement. In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in accordance with the Delaware Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Partners.

(b)            The proceeds of the liquidation of the Partnership shall be distributed in the following order and priority:

(i)            first, to the creditors (including any Partners or their respective Affiliates that are creditors) of the Partnership in satisfaction of all of the Partnership’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and

(ii)            second, to the Partners in the same manner as distributions under Section 5.03(b).

(c)            Distribution of Property. In the event it becomes necessary in connection with the liquidation of the Partnership to make a distribution of Property in-kind, subject to the priority set forth in Section 12.02(b), the liquidating trustee shall have the right to compel each Partner to accept a distribution of any Property in-kind (with such Property, as a percentage of the total liquidating distributions to such Partner, corresponding as nearly as possible to such Partner’s Percentage Interest), with such distribution being based upon the amount of cash that would be distributed to such Partners if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith, subject to the last sentence of Section 5.03(d).

(d)            In the event of a dissolution pursuant to Section 12.01(c), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Partners pursuant to Section 10.01(b) in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with Applicable Laws.

Section 12.03.  Termination. The Partnership shall terminate when all of the assets of the Partnership, after payment of or reasonable provision for the payment of all debts and liabilities of the Partnership, shall have been distributed to the Partners in the manner provided for in this Article 12, and the certificate of formation of the Partnership shall have been cancelled in the manner required by the Delaware Act.

Section 12.04.  Survival. Termination, dissolution, liquidation or winding up of the Partnership for any reason shall not release any party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.

Article 13
Miscellaneous

Section 13.01.  Expenses. Other than as provided for in the Tax Receivables Agreement, the Partnership shall (a) pay, or cause to be paid, all costs, fees, operating expenses, administrative expenses and other expenses of the Partnership (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Partnership) incurred in pursuing and conducting, or otherwise related to, the business of the Partnership and (b) in the sole and absolute discretion of the General Partner, reimburse the General Partner for any out-of-pocket costs, fees and expenses incurred by it or its Subsidiaries in connection therewith. To the extent that the General Partner reasonably determines in good faith that its expenses are related to the business conducted by the Partnership and/or its Subsidiaries, then the General Partner may cause the Partnership to pay or bear all such expenses of the General Partner or its Subsidiaries, including (i) costs of any securities offerings (including any underwriters discounts and commissions), investment or acquisition transaction (whether or not successful) not borne directly by Partners, (ii) compensation and meeting costs of its board of directors, (iii) cost of periodic reports to its stockholders, (iv) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, Pubco, (v) accounting and legal costs, (vi) franchise taxes (which are not based on, or measured by, income), (vii) payments in respect of Indebtedness and preferred stock, to the extent the proceeds are used or will be used by Pubco or its Subsidiaries to pay expenses or other obligations described in this Section 13.01 (in either case only to the extent economically equivalent Indebtedness or Equity Securities of the Partnership were not issued to Pubco or its Subsidiaries) and (viii) other fees and expenses in connection with the maintenance of the existence of Pubco and its Subsidiaries (including any costs or expenses associated with being a public company listed on a national securities exchange); provided that the Partnership shall not pay or bear any income tax obligations of the General Partner or its Subsidiaries pursuant to this provision. Payments under this Section 13.01 are intended to constitute reasonable compensation for past or present services and are not “distributions” within the meaning of Section 5.03 or §17-607 of the Delaware Act.

Section 13.02.  Further Assurances. Each Partner agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the General Partner, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 13.03.  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail transmission of attachments to such electronic mail in portable document format (“e-mail”), so long as a receipt of such e-mail is requested and received) and shall be given to such party at the address or e-mail address specified for such party on the Partner Schedule hereto, or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to Pubco or the Partnership:

300 Vesey St., 13th Floor

New York, NY 10282

Attention:	Mr. Andrew Siegel
Email:	Andrew.Siegel@galaxydigital.io

With copies (which shall not constitute actual notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:	Evan Rosen
E-mail:	evan.rosen@davispolk.com

Section 13.04.  Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b)            Except as provided in Article 8, no Partner may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the General Partner.

Section 13.05.  Jurisdiction. (a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.03 shall be deemed effective service of process on such party.

(b)            EACH OF THE PARTNERSHIP AND THE PARTNERS HEREBY IRREVOCABLY DESIGNATES THE CORPORATION TRUST COMPANY (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT 1209 ORANGE STREET IN THE CITY OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE 19801, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN Section 13.03 AND, TO THE EXTENT A PARTNER IS NOT ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE, AS REQUIRED BY THE LAW OF THE JURISDICTION OF ORGANIZATION OF SUCH PARTNER. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

Section 13.06.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.07.  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 13.08.  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party, except to the extent provided herein with respect to Indemnitee Related Entities, each of whom are intended third-party beneficiaries of those provisions that specifically related to them with the right to enforce such provisions as if they were a party hereto.

Section 13.09.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 13.10.  Amendment. (a) This Agreement can be amended at any time and from time to time by written instrument signed by (i) each of the Partners (or any number of them) who together own a majority in interest of the Units then outstanding and (ii) the General Partner; provided that no amendment to this Agreement may adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Partners in any materially disproportionate manner to those then held by any other Partners without the prior written consent of a majority in interest of such disproportionately affected Partner or Partners.

(b)            For the avoidance of doubt: (i) the General Partner, acting alone, may amend this Agreement, including the Partner Schedule, to (A) reflect the admission of new Partners or Transfers of Units, each as provided by and in accordance with, the terms of this Agreement, (B) effect any subdivisions or combinations of Units made in compliance with Section 4.02(c), (C) issue additional LP Units or any new class of Units (whether or not pari passu with the LP Units) in accordance with the terms of this Agreement and to provide that the Partners being issued such new Units be entitled to the rights provided to Partners, (D) fix de minimis incorrect information, correct typos or the like, (E) change to, amend or add any provision, or to cure any ambiguity or to correct or supplement any provisions contained in this Agreement that may be defective, (6) give effect to the terms of this Agreement, (F) as may be necessary or advisable to comply with any Applicable Law (including any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures), (G) as may be necessary to address, prevent or cure a Violation (as defined in Pubco’s certificate of incorporation), as determined by Pubco’s board in accordance with Pubco’s certificate of incorporation, and/or (H) make any other change that the General Partner determines to be advisable to reflect changes in law or otherwise to address legal, regulatory, tax or cross jurisdictional considerations; and (ii) any merger, consolidation or other business combination that constitutes a Disposition Event (as such term is defined in the certificate of incorporation of Pubco, as it may be amended from time to time in accordance with the terms thereof) in which the Non-Pubco Partners are required to exchange all of their LP Units pursuant to Section 10.04(b) and receive consideration in such Disposition Event in accordance with the terms of this Agreement and Section 10.03(b) shall not be deemed an amendment hereof; provided that such amendment is only effective upon consummation of such Disposition Event.

(c)            No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 13.11.  Confidentiality. (a) Each Partner shall, and shall direct those of its Affiliates and their respective directors, officers, Partners, stockholders, partners, employees, attorneys, accountants, consultants, trustees and other advisors (the “Partner Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information to any Person other than a Partner Party who agrees to keep such Confidential Information confidential in accordance with this Section 13.11, in each case without the express consent, in the case of Confidential Information acquired from the Partnership, of the General Partner or, in the case of Confidential Information acquired from another Partner, such other Partner, unless:

(i)            such disclosure shall be required by Applicable Law;

(ii)            such disclosure is reasonably required in connection with any tax audit involving the Partnership or any Partner or its Affiliates;

(iii)            such disclosure is reasonably required in connection with any litigation against or involving the Partnership or any Partner;

(iv)            such disclosure is reasonably required in connection with any proposed Transfer of all or any part of such Partner’s Units in the Partnership; provided that with respect to any such use of any Confidential Information referred to in this clause (iv), advance notice must be given to the General Partner so that it may require any proposed Transferee that is not a Partner to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 13.11 (excluding this clause (iv)) prior to the disclosure of such Confidential Information; or

(v)            such disclosure is of financial and other information of the type typically disclosed to limited partners and limited liability company members (and prospective transferees or investors thereof) and is made to the partners or members of, and/or prospective investors in, Affiliates of the Partners and such partner, Partner or prospective investor is bound by the confidentiality provisions of a customary non-disclosure agreement entered into with the disclosing party that covers the Confidential Information so disclosed.

(b)            “Confidential Information” means any information related to the activities of the Partnership, the Partners and their respective Affiliates that a Partner may acquire from the Partnership or the Partners, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Partner), (ii) was available to a Partner on a non-confidential basis prior to its disclosure to such Partner by the Partnership, or (iii) becomes available to a Partner on a non-confidential basis from a third party, provided such third party is not known by such Partner, after reasonable inquiry, to be bound by this Agreement or another confidentiality agreement with the Partnership. Such Confidential Information may include information that pertains or relates to the business and affairs of any other Partner or any other Partnership matters. Confidential Information may be used by a Partner and its Partner Parties only in connection with Partnership matters and in connection with the maintenance of its interest in the Partnership.

(c)            Subject to Section 13.11(d), in the event that any Partner or any Partner Parties of such Partner is required to disclose any of the Confidential Information, such Partner shall use reasonable efforts to provide the Partnership with prompt written notice so that the Partnership may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and such Partner shall use reasonable efforts to cooperate with the Partnership in any effort any such Person undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Partnership waives compliance with the provisions of this Section 13.11, such Partner and its Partner Parties shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.

(d)            Notwithstanding anything in this Agreement to the contrary, (i) each Partner may disclose to any persons the U.S. federal income tax treatment and tax structure of the Partnership, (ii) nothing in this Agreement limits, restricts or in any other way affects any Partner’s communication with any Governmental Authority, or communication with any official or staff person of a Governmental Authority, concerning matters relevant to the Governmental Authority that do not constitute attorney-client privileged information of the Partnership or its Affiliates and (iii) no Partner can be held cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigation a suspected violation of law or (y) in a complaint or other document filed under seal in a lawsuit or other proceeding. For purpose of the foregoing clause (i), “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the Partnership and does not include information relating to the identity of the Partnership or any Partner.

Section 13.12.  Non-Disparagement. Each Partner shall not make any public statement that would defame or disparage the Partnership, the General Partner, Pubco, any of their respective Affiliates or any of their respective past or present directors, managers, officers, employees or agents. For this purpose, no truthful statement required by law, permitted under whistleblower provisions of U.S. federal securities laws or similar provisions under other laws, provided confidentially to any regulator having appropriate jurisdiction or made in any motion, pleading or testimony with or before any court, arbitrator or mediator will be deemed defamatory or disparaging.

Section 13.13.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

Article 14
Representations of Partners

Section 14.01.  Representations of Partners. Each Partner (unless otherwise noted) to which a Unit is issued as of the date of this Agreement represents and warrants to the Partnership as follows:

(a)            Such Partner acknowledges and agrees that the Units (i) have not been and will not be registered under the Securities Act, the securities laws of any U.S. state or the applicable securities laws of Canada or any other jurisdiction and (ii) may not be offered, sold or otherwise transferred without registration under the Securities Act or other applicable securities laws or compliance with the requirements of an exemption from registration, and then only in compliance with the terms and conditions set forth in this Agreement.

(b)            The Units issued to such Partner, if any, are being acquired for investment for such Partner’s own account, not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof.

(c)            Such Partner has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Partner’s investment in the Units; such Partner has the ability to bear the economic risks of such investment; such Partner has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement; and such Partner has had an opportunity to ask questions and to obtain such financial and other information regarding the Partnership as such Partner deems necessary or appropriate in connection with evaluating the merits of the investment in the Units. Such Partner acknowledges that the Units have not been and will not be registered under the Securities Act or under any state securities act and may not be transferred except in compliance with the Securities Act and all applicable state laws.

(d)            Each Partner qualifies as an Accredited Investor within the meaning of Regulation D promulgated under the Securities Act or the acquisition of its interest otherwise qualifies under an applicable exemption from registration under the Securities Act.

[Signature page(s) follow(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amended and Restated Limited Partnership Agreement to be duly executed as of the day and year first written above.

GALAXY DIGITAL HOLDINGS LP

By:
Name:
Title:

GALAXY DIGITAL INC.

By:
Name:
Title:

GALAXY DIGITAL HOLDINGS INC.

By:
Name:
Title:

Schedule A – Partner Schedule

Partner Name	Class of Original Units	Number of Original Units (Prior to Reclassification)	LP Units (After Reclassification)	Percentage Interest	Effective Time Capital Account Balance
Galaxy Digital Holdings Inc. (formerly known as Galaxy Digital Holdings Ltd.)	A-1	[●]	[●]	[●]	$[●]
Galaxy Digital Holdings Inc. (formerly known as Galaxy Digital Holdings Ltd.), as successor in interest to GDH Intermediate LLC	A-2	[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]
[●]	B	[●]	[●]	[●]	$[●]

Exhibit A

Form of Redemption Notice

Galaxy Digital Holdings LP

REDEMPTION Notice

Name of Partner:	______________________________________________
Number of Redeemed Units:	______________________________________________
Date for Redemption to be completed and effective:	______________________________________________

Capitalized Terms used herein and otherwise defined have the meaning ascribed thereto in the Sixth Amended and Restated Limited Partnership Agreement of Galaxy Digital Holdings LP (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “LPA”).

By executing this Redemption Notice, the Partner named above (the “Redeeming Partner”):

a.	covenants, represents and warrants that such Partner’s Redemption Right (and the Redemption requested in this Redemption Notice) will comply with the terms and restrictions set forth in Article 10 of the LPA;

b.	directs that the shares of Class A Common Stock resulting from the Redemption requested in this Redemption Notice, if applicable, be registered and delivered in accordance with the instructions on Schedule A to this Redemption Notice;

c.	acknowledges, covenants and agrees that any shares of Class A Common Stock received by such Partner in connection with the Redemption requested in this Redemption Notice, if applicable, will be represented by “legended” physical certificates that will be subject to transfer restrictions; and

d.	covenants and agrees to furnish to Pubco, the General Partner or the Partnership (or any Subsidiary thereof) with any information, representations and forms as shall reasonably be requested by Pubco, the General Partner or the Partnership (or any subsidiary thereof) from time to time to assist Pubco, the General Partner or the Partnership (or any subsidiary thereof) (as applicable) in complying with any Applicable Law or tax or other requirement or in determining the extent of, and in fulfilling, its reporting, withholding and other obligations.

[Signature page(s) follow(s).]

IN WITNESS WHEREOF, the undersigned Partner has executed this Redemption Notice on the date written below.

If such Partner is an individual:	If such Partner is an entity:

Name:	Name:

Signature:	By:

Date:	Title:

Date:

Schedule A to Redemption Notice

REGISTRATION INSTRUCTIONS:
_____________________________________________________________________________________________________________________ Registration Name (please print)
_____________________________________________________________________________________________________________________ Registration Address, including city, province/state, country and postal/zip code
_____________________________________________________________________________________________________________________
Account # (applicable only if registering and depositing the securities into a brokerage or corporate account – not if registering in own name)

DELIVERY INSTRUCTIONS (if different from registration instructions above):

______________________________________________________________________________________________________
Name of Contact

_____________________________________________________________________________________________________________________
Delivery Address including city, province/state, country and postal/zip code

_____________________________________________________________________________________________________________________
Contact’s Telephone Number

_____________________________________________________________________________________________________________________
Contact’s E-mail Address

60